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                                                                     EXHIBIT 4.2
                                                                  Execution Copy













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                               MCE COMPANIES, INC.

                                CREDIT AGREEMENT

                            DATED AS OF JULY 29, 1999

                             COMERICA BANK, AS AGENT


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         1.       DEFINITIONS.....................................................................................1

         2.       REVOLVING CREDIT...............................................................................20
                  2.1        Revolving Credit Commitment.........................................................20
                  2.2        Accrual of Interest and Maturity....................................................20
                  2.3        Prime-based Interest Payments.......................................................20
                  2.4        Eurodollar-based Interest Payments..................................................20
                  2.5        Interest Payments on Conversions....................................................21
                  2.6        Interest on Default.................................................................21
                  2.7        Requests for Advances and Requests for Refundings and Conversions of
                             Revolving Credit Advances...........................................................21
                  2.8        Disbursement of Revolving Credit Advances...........................................23
                  2.9        Prime-based Advance in Absence of Election or Upon Default..........................24
                  2.10       Prepayment..........................................................................24
                  2.11       Revolving Credit Commitment Fee.....................................................25
                  2.12       Reduction of Indebtedness; Revolving Credit Aggregate
                             Commitment..........................................................................25
                  2.13       Optional Reduction or Termination of Revolving Credit Aggregate
                             Commitment..........................................................................25
                  2.14       Extension of Revolving Credit Maturity Date.........................................26
                  2.15       Use of Revolving Credit Proceeds....................................................26

         3.       LETTERS OF CREDIT..............................................................................27
                  3.1        Letters of Credit...................................................................27
                  3.2        Conditions to Issuance..............................................................27
                  3.3        Notice..............................................................................29
                  3.4        Letter of Credit Fees...............................................................29
                  3.5        Issuance Fees.......................................................................30
                  3.6        Draws and Demands for Payment Under Letters of Credit...............................30
                  3.7        Obligations Irrevocable.............................................................31
                  3.8        Risk Under Letters of Credit........................................................32
                  3.9        Indemnification.....................................................................33
                  3.10       Right of Reimbursement..............................................................34

         4.       SWING LINE CREDIT..............................................................................34
                  4.1        Swing Line Advances.................................................................34
                  4.2        Accrual of Interest.................................................................35
                  4.3        Prime-based Interest Payments.......................................................35
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                  4.4        Quoted Rate Advance Interest Payments...............................................35
                  4.5        Interest on Default.................................................................35
                  4.6        Requests for Swing Line Advances....................................................35
                  4.7        Disbursement of Swing Line Advances.................................................37
                  4.8        Prepayment..........................................................................37
                  4.9        Refunding of or Participation Interest in Swing Line Advances.......................37

         5.       TERM CREDIT....................................................................................38
                  5.1        Term Loan...........................................................................38
                  5.2        Repayment...........................................................................38
                  5.3        Disbursement of Term Loan...........................................................39
                  5.4        Interest............................................................................39
                  5.5        Interest Periods....................................................................40
                  5.6        Conversion of Loans.................................................................40
                  5.7        Optional Prepayments................................................................41
                  5.8        Mandatory Prepayment of Term Loans..................................................41
                  5.10       Use of Term Loan Proceeds...........................................................42

         6.       CONDITIONS.....................................................................................42
                  6.1        Execution of Loan Documents.........................................................42
                  6.2        Corporate Authority.................................................................42
                  6.3        Collateral Documents................................................................42
                  6.4        Licenses, Permits, Etc..............................................................43
                  6.5        Representations and Warranties......................................................43
                  6.6        Compliance with Certain Documents and Agreements....................................43
                  6.7        Opinion of Counsel..................................................................43
                  6.8        No Default..........................................................................44
                  6.9        Transaction Documents...............................................................44
                  6.10       Insurance...........................................................................44
                  6.11       Pro Forma Balance Sheet and Projections.............................................44
                  6.12.      [Intentionally Left Blank]..........................................................44
                  6.13       Real Estate Documentation...........................................................44
                  6.14       Company's Certificate...............................................................45
                  6.15       Payment of Fees.....................................................................45
                  6.16       Other Documents and Instruments.....................................................45
                  6.17       Continuing Conditions...............................................................45

         7.       REPRESENTATIONS AND WARRANTIES.................................................................46
                  7.1        Due Authorization--Company..........................................................46
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                  7.2        Due Authorization--Guarantors.......................................................46
                  7.3        Non-Contravention...................................................................46
                  7.4        No Litigation.......................................................................46
                  7.5        Encumbrances........................................................................47
                  7.6        ERISA...............................................................................47
                  7.7        Financial Statements................................................................47
                  7.8        Financial Projections...............................................................47
                  7.9        Tax Returns.........................................................................47
                  7.10       Subsidiaries........................................................................47
                  7.11       Compliance with Laws................................................................48
                  7.12       No Defaults.........................................................................48
                  7.13       Consents, Approvals and Filings, Etc................................................49
                  7.14       Agreements Affecting Financial Condition............................................49
                  7.15       Labor Relations.....................................................................49
                  7.16       Existing Debt.......................................................................49
                  7.17       Solvency............................................................................49
                  7.18       Capitalization......................................................................50
                  7.19       Year 2000 Requirement...............................................................50
                  7.20       No Investment Company or Margin Stock...............................................51
                  7.21       Good Title--Company.................................................................51
                  7.22       Good Title--Guarantors..............................................................51

         8.       AFFIRMATIVE COVENANTS..........................................................................51
                  8.1        Financial Statements................................................................51
                  8.2        Certificates; Other Information.....................................................52
                  8.3        Payment of Obligations..............................................................52
                  8.4        Conduct of Business and Maintenance of Existence....................................52
                  8.5        Inspection of Property; Books and Records, Discussions..............................53
                  8.6        Notices.............................................................................53
                  8.7        Governmental and Other Approvals....................................................54
                  8.8        Security............................................................................54
                  8.9        Defense of Collateral...............................................................54
                  8.10       Bank Accounts.......................................................................54
                  8.11       Further Assurances..................................................................54
                  8.12       Taxes...............................................................................54
                  8.13       Insurance...........................................................................54
                  8.14       Compliance with ERISA...............................................................55
                  8.15       ERISA Notices.......................................................................55
                  8.16       Maintain Consolidated Adjusted Net Worth............................................55
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                  8.17       Maintain Total Debt to EBITDA Ratio.................................................56
                  8.18       Maintain Fixed Charge Coverage Ratio................................................56
                  8.19       Maintain Senior Debt to EBITDA Ratio................................................56
                  8.20       Environmental Compliance............................................................57
                  8.21       Subsidiaries; Guaranty..............................................................58

         9.       NEGATIVE COVENANTS.............................................................................58
                  9.1        Capital Structure and Redemptions...................................................59
                  9.2        Mergers or Dispositions.............................................................59
                  9.3        Guaranties..........................................................................59
                  9.4        Indebtedness........................................................................59
                  9.5        Acquisitions........................................................................60
                  9.6        Investments.........................................................................60
                  9.7        Liens...............................................................................61
                  9.8        Accounts Receivable.................................................................61
                  9.9        Business Purposes...................................................................61
                  9.10       Dividends...........................................................................61
                  9.11       Capital Expenditures................................................................61
                  9.12       Transactions with Affiliates........................................................62
                  9.13       Limitation on Negative Pledge Clauses...............................................62
                  9.14       Prepayment of Debts.................................................................62
                  9.15       Subordinated Debt...................................................................62
                  9.16       Modification of Certain Agreements..................................................62

         10.      DEFAULTS.......................................................................................62
                  10.1       Events of Default...................................................................62
                  10.2       Exercise of Remedies................................................................64
                  10.3       Rights Cumulative...................................................................65
                  10.4       Waiver by Company of Certain Laws...................................................65
                  10.5       Waiver of Defaults..................................................................65
                  10.6       Set Off.............................................................................65

         11.      PAYMENTS, RECOVERIES AND COLLECTIONS...........................................................66
                  11.1       Payment Procedure...................................................................66
                  11.2       Application of Proceeds.............................................................67
                  11.3       Pro-rata Recovery...................................................................67
                  11.4       Set Off.............................................................................68

         12.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS; MARGIN
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                  ADJUSTMENTS....................................................................................68
                  12.1       Reimbursement of Prepayment Costs...................................................68
                  12.2       Agent's Eurodollar Lending Office...................................................69
                  12.3       Circumstances Affecting Eurodollar-based Rate Availability..........................69
                  12.4       Laws Affecting Eurodollar-based Rate Availability...................................69
                  12.5       Increased Costs.....................................................................70
                  12.6       [Reserved]..........................................................................71
                  12.7       Other Increased Costs...............................................................71
                  12.8       Margin Adjustments..................................................................71

         13.      AGENT..........................................................................................72
                  13.1       Appointment of Agent................................................................72
                  13.2       Deposit Account with Agent..........................................................72
                  13.3       Scope of Agent's Duties.............................................................73
                  13.4       Successor Agent.....................................................................73
                  13.5       Loans by Agent......................................................................74
                  13.6       Credit Decisions....................................................................74
                  13.7       Agent's Fees........................................................................74
                  13.8       Authority of Agent to Enforce Notes, This Agreement and other Loan
                             Documents...........................................................................74
                  13.9       Indemnification.....................................................................74
                  13.10      Knowledge of Default................................................................75
                  13.11      Agent's Authorization; Action by Banks..............................................75
                  13.12      Enforcement Actions by the Agent....................................................75
                  13.13      Collateral Matters..................................................................76

         14.      MISCELLANEOUS..................................................................................76
                  14.1       Accounting Principles...............................................................76
                  14.2       Consent to Jurisdiction.............................................................76
                  14.3       Law of Michigan.....................................................................77
                  14.4       Interest............................................................................77
                  14.5       Closing Costs and Other Costs.......................................................77
                  14.6       Notices.............................................................................78
                  14.7       Further Action......................................................................79
                  14.8       Successors and Assigns; Participations; Assignments.................................79
                  14.9       Indulgence..........................................................................82
                  14.10      Counterparts........................................................................82
                  14.11      Amendment and Waiver................................................................82
                  14.12      Taxes and Fees......................................................................83
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                  14.13      Confidentiality.....................................................................83
                  14.14      Withholding Taxes...................................................................83
                  14.15      WAIVER OF JURY TRIAL................................................................84
                  14.16      Complete Agreement; Conflicts.......................................................84
                  14.17      Severability........................................................................84
                  14.18      Table of Contents and Headings......................................................84
                  14.19      Construction of Certain Provisions..................................................84
                  14.20      Independence of Covenants...........................................................85
                  14.21      Reliance on and Survival of Various Provisions......................................85
                  14.22      Effective Upon Execution............................................................85
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                                TABLE OF CONTENTS
                                   (Continued)


      EXHIBITS


         A        FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE

         B        FORM OF REVOLVING CREDIT NOTE

         C        FORM OF NOTICE OF LETTERS OF CREDIT

         D        FORM OF REQUEST FOR SWING LINE ADVANCE

         E        FORM OF SWING LINE NOTE

         F        FORM OF SWING LINE PARTICIPATION CERTIFICATE

         G        FORM OF NOTICE OF TERM RATE

         H        FORM OF TERM NOTE

         I        PERCENTAGES

         J        PENSION PLANS

         K        FORM OF COVENANT COMPLIANCE AND INTEREST RATE
                  ADJUSTMENT REPORT

         L        FORM OF ASSIGNMENT AGREEMENT

         M        FORM OF BORROWING BASE REPORT

         N        FORM OF GUARANTY

         O        FORM OF REQUEST FOR TERM LOAN ADVANCE





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                                TABLE OF CONTENTS
                                   (Continued)

     SCHEDULES


         1        Pricing Matrix
         2.       Existing Letters of Credit
         3.       Foreign Account Debtors
         3.11     Densitron Letter of Credit
         7.4      Exceptions to Litigation Covenant
         7.5      Additional Permitted Encumbrances
         7.10     Subsidiaries
         7.11     Exceptions to Compliance with Laws Covenant
         7.16     Existing Indebtedness
         7.18     Capitalization
         7.19     Year 2000 Exceptions





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                                CREDIT AGREEMENT



          THIS CREDIT AGREEMENT ("Agreement") is made as of the 29th day of July, 1999, by and among the Banks signatory hereto (individually, a "Bank", and collectively the "Banks"), Comerica Bank, as agent for the Banks (in such capacity, "Agent"), and MCE COMPANIES, INC., a Michigan corporation ("Company").

                                    RECITALS:

          A. Company and Comerica Bank entered into a Credit Agreement dated December 31, 1997, as amended (the "Prior Credit Agreement").

          B. Pursuant to an Assignment Agreement[s] dated as of the date hereof Comerica Bank assigned a portion of its interest in the credit facilities extended pursuant to the Prior Credit Agreement to the other Banks.

          C. Company, Agent and the Banks desire to amend and restate the Prior Credit Agreement as set forth below.

          NOW, THEREFORE, COMPANY, AGENT AND BANKS AGREE that the Prior Credit Agreement is amended and restated in its entirety as follows:

          1. DEFINITIONS

          For the purposes of this Agreement the following terms will have the following meanings:

          "Account(s)" shall mean any account or account receivable as defined under the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.

          "Account Debtor" shall mean the party who is obligated on or under any Account.

          "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be Company, individually, and/or a Subsidiary (jointly and severally with Company)) named in an application to the Agent for the issuance of such Letter of Credit.

          "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company, and made by the Banks under Section 2.1 hereof or requested by Company and made by the Swing Line Bank under Section 4.1 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or 5.6 hereof, any advance in

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respect of a Letter of Credit under Section 3.6 hereof (including without limitation the unreimbursed amount of any draws under any Letters of Credit), and shall include, as applicable, a Revolving Credit Advance, a Swing Line Advance, Eurodollar-based Advance, a Quoted Rate Advance and a Prime-based Advance.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean Comerica Bank, in its capacity as agent hereunder, or any successor agent appointed in accordance with Section 13.4 hereof.

          "Agent's Fees" shall mean those agency, letter of credit issuance and other fees and expenses required to be paid by Company to Agent under Sections
3.5 and 13.7 hereof.

          "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

          "Applicable Commitment Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate the commitment fees due and payable hereunder, determined (based upon the Total Debt to EBITDA Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.

          "Applicable Interest Rate" shall mean (i) in respect of a Revolving Credit Advance or any portion of the Term Loan, the Eurodollar-based Rate or the Prime-based Rate applicable to such Advance or portion of the Term Loan (in the case of a Eurodollar-based Advance or a portion of the Term Loan with respect to which the interest rate is the Eurodollar-based Rate, for the relevant Interest Period), and (ii) in respect of a Swing Line Advance, the Prime-based Rate or Quoted Rate applicable to such Advance for the relevant Interest Period, in any case as selected by Company from time to time subject to the terms and conditions of this Agreement.

          "Applicable L/C Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate the Letter of Credit Fees due and payable hereunder, determined (based upon the Total Debt to EBITDA Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.

          "Asset Sale" shall mean the sale, transfer or other disposition by Company or any Subsidiary of any asset to any Person, other than sales, transfers or other dispositions of

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inventory in the ordinary course of business and sales of assets that have been damaged, become obsolete or are no longer useable (to the extent not exceeding $50,000 in the aggregate during any single fiscal year of Company).

          "Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of (x) eighty-five percent (85%) of Eligible Accounts,
(y) seventy-five percent (75%) of Eligible Foreign Accounts, and (z) forty percent (40%) of Eligible Inventory; provided, however, the maximum amount available to be advanced under subclause (z) shall not exceed Six Million Dollars ($6,000,000).

          "Borrowing Base Certificate" shall mean a borrowing base certificate, substantially in the form of Exhibit M, with appropriate insertions and executed by a Responsible Officer.

          "Borrowing Base Obligors" shall mean Company and each Subsidiary of Company which becomes a Guarantor pursuant to and in accordance with the provisions of this Agreement.

          "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, London and New York.

          "Capital Expenditure" shall mean, without duplication, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by generally accepted accounting principles to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

          "Capital Lease" of any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

          "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Banks is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise.

          "Collateral Documents" shall mean the Security Agreements, the Guaranty, the Mortgages, the Pledge Agreements and all of the other acknowledgments, certificates, stock powers, financing statements, instruments and other security documents executed by Company or any Subsidiary in favor of the Agent for the benefit of the Banks and delivered to the Agent, as security for the Indebtedness, in each case as of the Effective Date or, from time to time, subsequent thereto, in connection with such Security Agreements, the Guaranty, the Mortgages,

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the Pledge Agreements, this Agreement, the other Loan Documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

          "Company" shall mean MCE Companies, Inc., a Delaware corporation.

          "Consolidated" or "Consolidating" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to Consolidated financial statements or data of Company includes consolidation with its Subsidiaries in accordance with GAAP.

          "Consolidated EBITDA" shall mean for any period of determination, Consolidated Net Income for such period, less the aggregate amounts included in determining Consolidated Net Income for extraordinary gains during such period, plus the aggregate amounts deducted in determining Consolidated Net Income in respect of (a) income taxes for such period, (b) interest expense for such period, (c) depreciation and amortization expense and other non-cash charges for such period, and (d) extraordinary losses for such period, in each case determined on a Consolidated basis in accordance with GAAP plus the EBITDA Adjustment.

          "Consolidated Net Income" shall mean, for any period of determination, the net income (but not loss) of Company and its consolidated Subsidiaries for such period determined in accordance with GAAP including any extraordinary gains during such period; provided, however, for purposes of determining Consolidated Net Income for any period, if under GAAP any Subsidiary is treated as a consolidated Subsidiary for part of such period, such Subsidiary shall be deemed to be a consolidated Subsidiary for such entire period.

          "Consolidated Adjusted Net Worth" shall mean as of any date of determination, stockholders' equity in Company as of such date, plus, to the extent not included in stockholders' equity, preferred stock and convertible and redeemable warrants issued and outstanding as of such date, plus the outstanding principal amount of the Subordinated Debt as of such date, all as determined in accordance with GAAP.

          "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Covenant Compliance Report" shall mean the report to be furnished by Company to the Agent, in the form of attached Exhibit K and certified by the chief financial officer of Company pursuant to Section 8.2 hereof (or in such officer's absence, a responsible senior officer), in which report Company shall set forth, among other things, detailed calculations and the resultant ratios or financial tests with respect to the financial covenants contained in Sections
8.16 through 8.19 of this Agreement.

          "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit, obligations in respect of bankers acceptances, provided, however that for purposes of calculating the aggregate Debt of such Person and its Subsidiaries (if any), the direct and indirect and absolute and contingent obligations of such Person (whether direct or contingent) shall be determined without duplication.

          "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

          "Densitron Letter of Credit" shall mean letter of credit no.
in the original stated amount of 200,000 Pounds Sterling issued in favor of Densitron International PLC for the account of Company.

          "Dollars" and the sign "$" shall mean lawful money of the United States of America.

          "Domestic Subsidiary" shall mean those Subsidiaries of Company incorporated under the laws of the United States or any state thereof and such other Subsidiaries of Company which are treated as disregarded entities for U.S. tax purposes. The term "Domestic Subsidiary" shall not include Densitron Microwave Limited.

          "EBITDA Adjustment" shall mean (i) if the date of determination is September 30, 1999, $1,000,000; (ii) if the date of determination is December 31, 1999, $700,000; (iii) if the date of determination is March 31, 2000, $400,000; (iv) if the date of determination is June 30, 2000, $100,000; and (v) if the date of determination is after June 30, 2000, $0.

          "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 6.1 through 6.17 have been satisfied or waived by the Agent or the Banks, as applicable.

          "Eligible Account" shall mean an Account of a Borrowing Base Obligor which has been included in a Borrowing Base Certificate to determine the Borrowing Base, and as to which Account the following is true and accurate as of the time it was utilized to determine the Borrowing Base and as of the time Company has requested an Advance based in part thereon:

          (a) it is not owing more than ninety (90) days after the date of the invoice evidencing such Account;

          (b) it is not owing by an Account Debtor who has failed to pay twenty five percent (25%) or more of the aggregate amount of its Accounts owing to the applicable Borrowing Base Obligor within ninety (90) days after the date of the respective invoices or other writings evidencing such Accounts;

          (c) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed;

          (d) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Agent and is not evidenced by any instrument or chattel paper;

          (e) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not, to the knowledge of any Borrowing Base Obligor, subject to any offset, counterclaim or other defense on the part of such Account Debtor with respect to the entire Account or to any claim on the part of such Account Debtor denying liability thereunder in whole;

          (f) it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Agent for the benefit of the Banks;

          (g) it is not owing by a subsidiary or Affiliate of any Borrowing Base Obligor nor by an Account Debtor which (i) does not maintain its chief executive office in the United States of America, (ii) is not organized under the laws of the United States of America, or any state thereof, unless such Account Debtor is one of the entities listed in attached Schedule 3 or is a Canadian subsidiary of Lucent, Motorola or Northern Telecom, (iii) is not an Account owing by the United States or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Agent's security interest in such Account, provided, however, the requirements of this subclause
               (g) shall only be applicable if the Account is in excess of $500,000 or the aggregate amount of all government accounts is $1,000,000 or more, or (iv) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof; unless with respect to any of the above, the payment of the Account is secured by a letter of credit in form and substance and issued by a financial institution acceptable to Agent;

          (h) it is not an Account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the Account Debtor or insured by a surety company; and

          (i) it is not owing by any Account Debtor whose obligations Agent, acting in its sole, but reasonable, discretion, shall have notified Company are not deemed to constitute Eligible Accounts.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. An Account which qualifies as an Eligible Account but which is subject to any offset, counterclaim or defense on the part of the Account Debtor in part, but not in whole, or to any claim on the part of the Account Debtor denying liability thereunder in part, but not in whole, shall be an Eligible Account only to the extent not subject to such offset, counterclaim, defense or denial of liability and in such case only if the amount of such offset, counterclaim, defense or denial of liability can be determined to Agent's sole but reasonable satisfaction.

          "Eligible Foreign Account" shall mean an Account of a Borrowing Base Obligor (other than an Eligible Account) which has been included in a Borrowing Base Certificate to determine the Borrowing Base, and as to which Account the following is true and accurate as of the time it was utilized to determine the Borrowing Base and as of the time Company has requested an Advance based in part thereon:

               (a) it is an Account with respect to which the Account Debtor does not satisfy the requirements of subclause (i) or (ii) of clause
          (g) of the definition of Eligible Account; and

               (b) the Account satisfies the requirements set forth in clauses
          (a) through (f), (h) and (i) of the definition of Eligible Account.

          "Eligible Inventory" shall mean Inventory of a Borrowing Base Obligor which has been included in a Borrowing Base Certificate to determine the Borrowing Base and as to which Inventory the following is true and accurate as of the time it was utilized to determine the Borrowing Base and as of the time the Company has requested an Advance based in part thereon:

               (a) such item of Inventory is of merchantable quality and is usable or salable by a Borrowing Base Obligor in the ordinary course of its business;

               (b) the applicable Borrowing Base Obligor has granted to the Banks a perfected security interest in such item of Inventory prior in right to all other persons or entities and such item of Inventory has not been sold, transferred or otherwise assigned by the applicable Borrowing Base Obligor, to any person other than the Banks;

               (c) such item of Inventory is located within the continental United States of America at such location or locations as Company shall have represented in the Loan Documents, relating to Inventory;

               (d) the value of each item of Inventory utilized to determine the Borrowing Base was determined in accordance with GAAP utilizing "first in, first out";

               (e) such Inventory is not held on a consignment;

               (f) such Inventory was not produced in violation of the Fair Labor Standards Act and is not subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215(a)(i);

               (g) such item of Inventory is not being held for return to the supplier thereof.

Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

          "Equity Interests" means, with respect to any Person, any and all shares, share capital, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

          "Eurodollar-based Advance" shall mean any Advance which bears interest at the Eurodollar-based Rate.

          "Eurodollar-based Rate" shall mean a per annum interest rate which is the equal to the sum of the Margin plus the quotient of:

          (a) the per annum interest rate at which Bank's Eurodollar Lending Office offers deposits to prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar-based Advance or portion of the Term Loan with respect to which the Eurodollar-based Rate is the Applicable Interest Rate, as applicable, and for a period equal to the relevant Interest Period at approximately 11:00 A.M. Detroit time two (2) Business Days prior to the first day of such Interest Period; divided by

          (b) a percentage equal to 100% minus the maximum rate on such date at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

          "Eurodollar-Interest Period" shall mean the Interest Period applicable to a Eurodollar-based Advance or portion of the Term Loan with respect to which the Eurodollar-based Rate is the Applicable Interest Rate.

          "Eurodollar Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at Grand Cayman, British West Indies or such other branch or branches of Agent, domestic or foreign, as it may hereafter designate as a Eurodollar Lending Office by notice to Company and the Banks, and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as a Eurodollar Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Company and Agent.

          "Event of Default" shall mean each of the Events of Default specified in Section 10.1 hereof.

          "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

          "Fees" shall mean the Revolving Credit Commitment Fee, the Letter of Credit Fees, the Agent's Fees and the other fees and charges payable by Company to the Banks or Agent hereunder.

          "Financial Statements" shall mean all those balance sheets, earnings statements and other financial data (whether of the Company or otherwise) which have been furnished to the Agent or the Banks for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby.

          "Fixed Charge Coverage Ratio" shall mean as of any date of determination a ratio the numerator of which shall equal Consolidated Net Income for the four preceding fiscal quarters ending on such date, plus to the extent deducted in determining Consolidated Net Income, (a) extraordinary losses during such period,(b) depreciation, amortization and other non-cash charges for such period, and (c) the EBITDA Adjustment, less the aggregate Capital Expenditures by Company and its consolidated Subsidiaries during such period, less dividends and distributions paid or declared by Company during such period and less, to the extent added in determining Consolidated Net Income, extraordinary gains during such period, and the denominator of which shall equal Fixed Charge Principal Payments.

          "Fixed Charge Principal Payments" shall mean (i) if the date of determination is September 30, 1999 or December 31, 1999, $3,000,000, (ii) if the date of determination is March 31, 2000, June 30, 2000 or September 30, 2000, $3,500,000 and (iii) if the date of determination is after September 30, 2000, the sum of all principal payments which become due and payable by Company and its consolidated Subsidiaries during the four quarter period ending on such date on indebtedness for borrowed money.

          "Foreign Subsidiary" shall mean each direct and indirect Subsidiary of Company which is not a Domestic Subsidiary.

          "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

          "Guarantors" shall mean each Domestic Subsidiary of Company which is a Material Subsidiary and each other Person who shall become a Domestic Subsidiary of Company and is a Material Subsidiary after the date hereof and shall have delivered to Agent on behalf of the Banks a guaranty of the Indebtedness in the form of the Guaranty (or a joinder agreement) and shall have delivered to Agent on behalf of Banks a security agreement in form satisfactory to Agent and the Banks and such other documents as are reasonably determined by Agent and the Banks to be necessary to grant to Agent and the Banks a security interest (except as otherwise not required under this Agreement) in all of such Person's assets, whether then owned or thereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all of the foregoing.

          "Guaranty" shall mean the Guaranty, in the form attached hereto as Exhibit N, dated as of the date hereof by and any joinder agreement executed after the date hereof by each Person which becomes a Domestic Subsidiary and a Material Subsidiary after the date hereof guarantying all present and future obligations of Company to Agent and the Banks including, without limitation, the Indebtedness, as amended from time to time.

          "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

          "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, provincial, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Material on or about any facilities owned, leased or operated by Company or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state and local laws and regulations pertaining to Hazardous Material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

          "Hedging Transaction" means each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Borrowers from time to time; provided that such transaction is entered into for risk management purposes and not for speculative purposes.

          "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

          "Indebtedness" shall mean without duplication all indebtedness and liabilities (including without limitation interest, fees and other charges) arising under this Agreement or any of the Loan Documents, whether direct or indirect, absolute or contingent, of Company to any of the Banks or to the Agent, in any manner and at any time, whether evidenced by the Notes or arising under any of the other Loan Documents, due or hereafter to become due, now owing or that may be hereafter be incurred by Company to, or acquired by, any of the Banks or by Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidation, amendments, renewals, replacements, substitutions or extensions of any of the foregoing.

          "Inmet Cap Ex" shall mean Capital Expenditures during 1999 and 2000 incurred for the acquisition of land and the making of building improvements for the addition to Inmet's plant located in Ann Arbor, Michigan and the construction of a headquarters building for Company to the extent not exceeding $2,500,000 in the aggregate.

          "Interest Period" shall mean (i) with respect to a Eurodollar-based Advance or any portion of the Term Loan with respect to which the Eurodollar-based Rate is the Applicable Interest Rate, one (1), two (2), three
(3) or six (6) months as selected by Company pursuant to Section 2.7 or 5.5 hereof; provided, however, that any Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and (ii) with respect to a Swing Line Advance, a period of one (1) to thirty
(30) days agreed to in advance by Company and the Swing Line Bank as selected by Company pursuant to Section 4.6 hereof. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day. No Interest Period which would end after the Revolving Credit Maturity Date shall be permitted with respect to any Advance, and no Interest

Period which would end after the Term Loan Maturity Date shall be permitted with respect to any portion of the Term Loan. No Interest Period with respect to a portion of the Term Loan required to be paid on any principal installment date shall end past such principal installment date.

          "Interest Rate Protection Agreement" means any Hedging Transaction entered into between Company and any Bank or an Affiliate of a Bank; provided that such transaction is entered into for risk management purpose and not for speculative purposes.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          "Inventory" shall have the meaning assigned to it in the UCC on the date of this Agreement.

          "Issuing Office" shall mean Agent's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 or such other office as Agent shall designate as its Issuing Office.

          "Letter(s) of Credit" shall mean any standby or documentary letters of credit issued by Agent at the request of or for the account of an Account Party pursuant to Article 3 hereof and those Existing Letters of Credit issued by Comerica Bank on behalf of Company or a Subsidiary, as identified on Schedule 2 ("Existing Letters of Credit") hereto.

          "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Agent of an Account Party or Account Parties requesting Agent to issue such Letter of Credit, as amended from time to time.

          "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to Section
3.4 hereof.

          "Letter of Credit Maximum Amount" shall mean as of any date of determination the lesser of: (a) Five Million Dollars ($5,000,000); or (b) the Revolving Credit Aggregate Commitment as of such date, minus the aggregate principal amount of Advances outstanding as of such date under the Revolving Credit Notes and the Swing Line Note.

          "Letter of Credit Obligation(s)" shall mean the obligation of an Account Party under each Letter of Credit Agreement to reimburse the Agent for each payment made by the Agent under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Agent under such Letter of Credit Agreement.

          "Letter of Credit Payment" shall mean any amount paid or required to be paid by the

Agent in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

          "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, financing statement or comparable notice or other filing or recording, Capital Lease, subordination or any claim or right, or any other type of lien, charge, encumbrance, preferential or priority arrangement or other claim or right, whether based on common law or statute.

          "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Agreements, the Guaranty, the Pledge Agreements, the Mortgages, and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

          "Majority Banks" shall mean at any time Banks holding not less than sixty-six and two-thirds percent (66 2/3%) of the sum of the aggregate principal amount of the Indebtedness then outstanding under the Revolving Credit Notes and the Term Notes (or, if no Indebtedness is then outstanding, Banks holding not less than sixty-six and two-thirds percent (66 2/3%) of the Percentages).

          "Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin determined (based upon the Senior Debt to EBITDA Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Notes or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

          "Material Subsidiary" shall mean each Domestic Subsidiary of Company which has assets having a fair market value of $100,000 or more or which has annual gross income of $250,000 or more.

          "Mortgages" shall mean the Mortgages dated as of the date hereof, and all Mortgages executed and delivered after the date hereof by Company, any Domestic Subsidiary or any Person who becomes a Domestic Subsidiary after the date hereof, executed and delivered to Agent on behalf of the Banks as of the date hereof by Company and other Domestic Subsidiaries granting Agent and the Banks first priority liens on all of the real property owned by Company and each of the Domestic Subsidiaries subject only to such encumbrances as are acceptable to Agent and the Banks.

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments received by Company and/or any Subsidiary, as the case may be, from such Asset Sale, net of the reasonable direct expenses of sale such as commissions and pro rated property taxes and net of any taxes actually payable by Company in respect of such sales, taking into account Company's losses, if any, which are available under applicable law to reduce such gains.

          "Notes" shall mean the Revolving Credit Notes, the Term Notes and the Swing Line Note and "Note" shall mean any of them.

          "Notice of Term Rate" shall mean a Notice of Term Rate issued by Company under this Agreement in the form annexed to this Agreement as Exhibit G.

          "Pension Plan(s)" shall mean all employee pension benefit plans of Company or its Subsidiaries, as defined in Section 3(2) of ERISA.

          "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Exhibit I, hereto, of the Revolving Credit and the Term Loan and its risk participation in Letters of Credit as such Exhibit may be revised from time to time.

          "Permitted Acquisition" shall mean the Transaction and any acquisition by the Company or any of its Subsidiaries of assets, businesses or business interests or shares of stock or other ownership interests of or in any Person ("target") which operates in the United States in substantially the same line of business as Company or the Subsidiary which is a party to the acquisition and which is conducted in accordance with the following requirements:

               (a) not more than five (5) days after the signing of any letter of intent for such proposed acquisition or not later than sixty (60) days before the consummation of the acquisition, whichever first occurs, the Company shall have provided a copy of the applicable letter of intent to the Agent and promptly upon signing the definitive acquisition documents, Company shall have provided copies thereof to the Agent;

               (b) on the date of any such acquisition, all necessary or appropriate governmental, quasi-governmental, agency, regulatory or similar approvals of applicable jurisdictions (or the respective agencies, instrumentalities or political subdivisions, as applicable, of such jurisdictions) and all necessary or appropriate non-governmental and other third-party approvals which, in each case, are material to such acquisition have been obtained and are in effect, and the Borrowers and their Subsidiaries are in compliance in all material respects therewith, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made;

               (c) the total cash consideration of each such acquisition conducted while this

          Agreement remains in effect as Permitted Acquisitions (but excluding any acquisition conducted with the specific written approval of the Majority Banks, and not as a Permitted Acquisition hereunder), computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including all indebtedness which is assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, shall not exceed Five Million Dollars ($5,000,000);

               (d) within thirty (30) days after any such acquisition has been completed Company shall deliver to the Agent executed copies of all material documents pertaining to such acquisition, and the Company, its Subsidiaries and any of the corporate entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, such documents and instruments (including without limitation, the joinder agreement, Security Agreements and Mortgages as required by Section 8.21 hereof and Mortgages of all real property acquired by Company or any existing Domestic Subsidiary as a result of such acquisition, and opinions of counsel, amendments, acknowledgments, consents and evidence of approvals or filings) as reasonably requested by Agent, if any;

               (e) within sixty (60) days prior to the effective date of the acquisition, Company shall deliver to Agent, (i) a pro forma financial statement for the target, as of the effective date of the acquisition,
          (ii) a pro forma financial statement of Company and its consolidated Subsidiaries for the 12 month period ending on the effective date of the acquisition prepared as if the acquisition became effective on the first day of such period; and (iii) financial projections for the 3 year period commencing on the effective date of the acquisition, including financial covenant compliance projections; and

               (f) both immediately before and after such acquisition, no Default or Event of Default (whether or not related to such acquisition), has occurred and is continuing and on the date of consummation of such acquisition, Borrowers shall have provided to the Agent a certificate of a Responsible Officer as to such effect.

          "Permitted Encumbrances" shall mean with respect to any Person:

                   (a) the Liens granted under or established by this Agreement or the Loan Documents;

                   (b) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes has been made on the books of such Person as may be required by GAAP;

                   (c) mechanics', materialmen's, banker's, carriers', warehousemen's and similar Liens arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and
(ii) such provision for the payment of such Liens has been made on the books of such Person as may be required by GAAP;

                   (d) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens has been made on the books of such Person as may be required by GAAP;

                   (e)(i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP;

                   (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not materially interfere with the business of such Person, including, without limitation the matters disclosed in the surveys and title policies relating to the real property mortgaged to the Agent for the benefit of the Banks under the Mortgage accepted by Banks as of the date of this Agreement; and

                   (g) interests of lessors in leased equipment, including filings for notification purposes.

          "Person" shall mean an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

          "Pledge Agreements" shall mean the security agreements dated as of the date hereof, and all security agreements executed and delivered after the date hereof, pursuant to which Company and any Subsidiary grants to Agent and the Banks a first priority security interest in all of the issued and outstanding stock of its Domestic Subsidiaries and 65% of the issued and outstanding stock of its Foreign Subsidiaries, as may be amended from time to time.

          "Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent, to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

          "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

          "Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Margin plus the greater of (i) the Prime Rate, or (ii) the Alternate Base Rate.

          "Quoted Rate" shall mean a per annum rate of interest quoted by the Swing Line Bank and accepted by Company with respect to a Swing Line Advance.

          "Quoted Rate Advance" shall mean a Swing Line Advance which bears interest at the Quoted Rate.

          "Request for Revolving Credit Advance" shall mean a Request for Revolving Credit Advance issued by Company under Section 2.7 of this Agreement in the form annexed hereto as Exhibit A.

          "Request for Swing Line Advance" shall mean a Request for Swing Line Advance issued by Company under Section 4.6 of this Agreement in the form attached hereto as Exhibit D.

          "Request for Term Loan Advance" shall mean a Request for Term Loan Advance issued by Company under Section 5.3 of this Agreement in the form annexed hereto as Exhibit O.

          "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" shall mean the chief executive officer or the president of Company, or any other officer having substantially the same authority and responsibility; or with respect to compliance with financial covenants, the chief financial officer or the treasurer of Company, or any other officer having substantially the same authority and responsibility.

          "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company by the Banks pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

          "Revolving Credit Advance" shall mean a borrowing requested by the Company and made by the Banks under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any advance in respect of a Letter of Credit under Section 3.6 hereof, and shall include, as applicable, a Eurodollar-based Advance and/or a Prime-based Advance.

          "Revolving Credit Aggregate Commitment" shall mean Twelve Million Dollars ($12,000,000) subject to reduction or termination under Section 2.13 or
10.2 hereof.

          "Revolving Credit Commitment Fee" shall mean the fees payable to Agent for distribution to the Banks pursuant to Section 2.11 hereof.

          "Revolving Credit Maturity Date" shall mean the earlier to occur of
(i) August 1, 2004, as the same may be extended from time to time pursuant to the provisions of Section 2.14, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.13 or Section
10.2 hereof.

          "Revolving Credit Notes" shall mean the revolving credit notes described in Section 2.1 hereof, made by Company to each of the Banks in the form annexed to this agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

          "Security Agreements" shall mean security agreements dated as of the date hereof, and all security agreements executed and delivered after the date hereof by any Person which becomes a Domestic Subsidiary after the date hereof, pursuant to which Company and each Domestic Subsidiary grants to Agent and Banks a first priority security interest in all accounts, chattel paper, documents, equipment, fixtures, general intangibles, goods, instruments (excluding certain of the share capital of Foreign Subsidiaries) and inventory, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing, as may be amended from time to time.

          "Senior Debt" shall mean as of any date of determination all Total Debt as of such date less all Subordinated Debt as of such date.

          "Senior Debt to EBITDA Ratio" shall mean, as of any date of determination, a ratio, the numerator of which shall equal Senior Debt as of such date and the denominator of which shall equal Consolidated EBITDA for the four quarter period ending on such date.

          "Subordinated Debt" shall mean Debt of Company or a Subsidiary which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent and the Banks.

          "Subordinated Debt Documents" shall mean any documents evidencing Subordinated Debt, in each case, as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

          "Subsidiary(ies)" shall mean any other corporation, limited liability company, association, joint stock company, or business trust of which more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company's Subsidiary(ies).

          "Swing Line" shall mean the swing line loan to be advanced to the Company and made by the Swing Line Bank pursuant to Article 4 hereof, in an aggregate amount (subject to the terms hereof), not to exceed Five Million Dollars ($5,000,000), at any time outstanding.

          "Swing Line Advance" shall mean a borrowing made by Swing Line Bank to the Company pursuant to Section 4.1 hereof.

          "Swing Line Bank" shall mean Comerica Bank, in its capacity as lender under Article 4 of this Agreement, and its successors and assigns.

          "Swing Line Note" shall mean the swing line note described in Section
4.1 hereof, made by Company to Swing Line Bank in the form annexed hereto as Exhibit E, as such Note may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

          "Term Loan" shall mean the term loans extended by the Banks to Company in the aggregate principal amount of Twenty Five Million Dollars ($25,000,000) pursuant to Section 5 of this Agreement.

          "Term Loan Maturity Date" shall mean August 1, 2004.

          "Term Notes" shall mean the term notes described in Section 5.1 of this Agreement made by Company to each of the Banks in the form annexed to this Agreement as Exhibit H, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

          "Total Debt" shall mean as of any date of determination, the sum, without duplication, of (a) all indebtedness of Company and its consolidated Subsidiaries for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of

Company and its consolidated Subsidiaries under Capital Leases as of such date,
(c) without duplication, all obligations of Company and its consolidated Subsidiaries in respect of Letters of Credit, acceptances or similar obligations issued or created for the account of Company or any of its consolidated Subsidiaries as of such date, (d) all liabilities secured by any lien on any property owned by Company and its consolidated Subsidiaries as of such date even though Company or its Subsidiaries, as applicable, have not assumed or otherwise become liable for the payment thereof, and (e) without duplication, all guarantee obligations of Company and its consolidated Subsidiaries as of such date. For purposes of determining Total Debt, Company's guaranty obligation to Densitron International Limited shall be disregarded to the extent such obligation is secured by the Densitron Letter of Credit.

          "Total Debt to EBITDA Ratio" shall mean, as of any date of determination, a ratio, the numerator of which shall equal Total Debt as of such date and the denominator of which shall equal Consolidated EBITDA for the four quarter period ending on such date.

          "Transaction" shall mean the acquisition by Company of all of the share capital of Densitron Microwave Limited.

          "Transaction Documents" shall mean the Sale and Purchase Agreement dated as of June 29, 1999 among Company, Densitron International PLC and DML Microwave Limited together with all other documents and instruments executed and delivered in connection with the Transaction.

          "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the State of Michigan.

          2. REVOLVING CREDIT.

          2.1 Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, each Bank severally and for itself alone agrees to make Advances of the Revolving Credit to Company from time to time on any Business Day during the period from the effective date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding each such Bank's Percentage of the Revolving Credit Aggregate Commitment. All of such Advances hereunder shall be evidenced by the Revolving Credit Notes, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

          2.2 Accrual of Interest and Maturity. The Revolving Credit Notes, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date, and each Advance evidenced by the Revolving Credit Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Revolving Credit Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent demonstrable error in computation; provided, however, that any failure by the Agent to record any such information shall not relieve Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

         2.3 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances from time to time outstanding shall accrue from the date of such Advances to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of the calendar quarter next succeeding the calendar quarter during which the initial Advance is made and on the first day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         2.4 Eurodollar-based Interest Payments. Interest on each Eurodollar-based Advance having a related Interest Period of three (3) months or less shall accrue at its Eurodollar-based Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest shall be payable in immediately available funds on each Eurodollar-based Advance outstanding from time to time having an Interest Period of more than three (3) months, at intervals of three (3) months after the first day of the applicable Interest Period, and shall also be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

         2.5 Interest Payments on Conversions. Notwithstanding anything to the contrary in Sections 2.2, 2.3 and 2.4, all accrued and unpaid interest on any Revolving Credit Advance refunded or converted pursuant to Section 2.7 hereof shall be due and payable in full on the date such Advance is refunded or converted.

         2.6 Interest on Default. Notwithstanding anything to the contrary set forth in Sections 2.3 and 2.4, in the event and so long as any Event of Default shall exist, in the case of any Event of Default under Sections 10.1(a) or 10.1(k), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Banks, interest shall be payable daily on all Eurodollar-based Advances of the Revolving Credit from time to time outstanding (and all other monetary obligations of Company hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate (and, with respect to Eurodollar-based Advances calculated on the basis of the maximum Margin) plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times and for all Prime-based Advances from time to time outstanding, at a per annum rate equal to the

Prime-based Rate plus three percent (3%).

         2.7 Requests for Advances and Requests for Refundings and Conversions of Revolving Credit Advances. Company may request a Revolving Credit Advance, refund any Revolving Credit Advance in the same type of Revolving Credit Advance or convert any Revolving Credit Advance to any other type of Revolving Credit Advance only after delivery to Agent of a Request for Revolving Credit Advance executed by an authorized officer of Company subject to the following and to the remaining provisions hereof:

                  (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance form annexed hereto as Exhibit A, including without limitation:

                  (i) the proposed date of Revolving Credit Advance, which must be a Business Day;

                  (ii) whether the Revolving Credit Advance is a refunding or conversion of an outstanding Revolving Credit Advance; and

                  (iii) whether such Revolving Credit Advance is to be a Prime-based Advance or a Eurodollar-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto;

                  (b) each such Request for Revolving Credit Advance shall be delivered to Agent by 11:00 a.m. (Detroit time) three (3) Business Days prior to the proposed date of Revolving Credit Advance, except in the case of a Prime-based Advance, for which the Request for Revolving Credit Advance must be delivered by 12:00 noon (Detroit time) on such proposed date;

                  (c) the principal amount of such requested Revolving Credit Advance, plus the principal amount of all other Advances then outstanding hereunder, plus the principal amount of all Advances requested hereunder but not yet funded, plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Revolving Credit Advance and the aggregate face amount of Letters of Credit requested but not yet issued, less the principal amount of any outstanding Advance to be refunded by the requested Revolving Credit Advance, shall not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base;

                  (d) the principal amount of such Revolving Credit Advance, plus the amount of any other outstanding Indebtedness under this Agreement to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance, at least $1,000,000 and (ii) in the case of a Eurodollar-based Advance, at least $2,000,000, and at any one time there shall not be in effect more than five (5) Interest Periods;

                  (e) each Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by Company, and shall constitute and include a certification by the Company as of the date thereof that:

                  (i) both before and after the Revolving Credit Advance, the obligations of the Company set forth in this Agreement and the parties to the Loan Documents, as applicable, are valid, binding and enforceable obligations of Company and such parties, respectively;

                  (ii) to the best knowledge of Company all conditions to Advances of the Revolving Credit have been satisfied;

                  (iii) both before and after the Advance, there is no Default or Event of Default in existence; and

                  (iv)     both before and after the Advance, the
                           representations and warranties contained in this Agreement and the Loan Documents are true and correct in all material respects.

         Agent, acting on behalf of the Banks, may, at its option, lend under this Section 2 upon the telephone request of an authorized officer of a Company and, in the event Agent, acting on behalf of the Banks, makes any such Advance upon a telephone request, the requesting officer shall, if so requested by Agent, fax to Agent, on the same day as such telephone request, a Request for Revolving Credit Advance. Company hereby authorizes Agent to disburse Advances under this Section 2.3 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company to make Requests for Revolving Credit Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that Company shall bear all risk of loss resulting from disbursements made upon any telephone request, unless the Agent disburses Advances on the instructions of a person not purporting to be a person in the aforementioned list or the Agent otherwise acts with gross negligence or acts in a manner which constitutes willful misconduct. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Advance form as of the date of such requested Advance.

         2.8 Disbursement of Revolving Credit Advances. (a) Upon receiving any Request for Revolving Credit Advance from Company under Section 2.7 hereof, Agent shall promptly notify each Bank by wire, telecopy, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Revolving Credit Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of the Revolving Credit Advance. Unless such Bank's commitment to make Revolving Credit Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall send the amount of its Percentage of the Advance in same day funds in Dollars to Agent at the office of Agent located at One

Detroit Center, Detroit, Michigan 48226-3289 not later than 2:00 p.m. (Detroit time) on the date of such Advance.

                  (b) Subject to submission of an executed Request for Revolving Credit Advance by Company without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Agent shall make available to Company the aggregate of the amounts so received by it from the Banks under this Section 2.8, in like funds, not later than 4:00 p.m. (Detroit time) on the date of such Revolving Credit Advance by credit to an account of Company maintained with Agent or to such other account or third party as Company may reasonably direct.

                  (c) Unless Agent shall have been notified by any Bank prior to the date of any proposed Revolving Credit Advance that such Bank does not intend to make available to Agent such Bank's Percentage of the Revolving Credit Advance, Agent may assume that such Bank has made such amount available to Agent on such date, as aforesaid and may, in its sole discretion and without obligation to do so, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Bank in accordance with Section 2.8(a), as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company, and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or from Company, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:


                  (i) in the case of such Bank, the Federal Funds Effective Rate for the first two (2) Business Days such amount remains unpaid and at the rate of interest applicable to the Revolving Credit Advances thereafter; or

                  (ii) in the case of Company, the rate of interest then applicable to the Revolving Credit Advance.

         The obligation of any Bank to make any Revolving Credit Advance hereunder shall not be affected by the failure of any other Bank to make any Revolving Credit Advance hereunder, and no Bank shall have any liability to the Company, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Revolving Credit Advance hereunder.

         2.9 Prime-based Advance in Absence of Election or Upon Default. If, as to any outstanding Eurodollar-based Advance, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Revolving Credit Advance meeting the requirements of Section
2.7 hereof with respect to the refunding or conversion of such Advance, or, subject to Section 2.6 hereof, if on such day a Default or Event of Default shall exist, the principal amount thereof which is not then prepaid shall be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action.

         2.10 Prepayment. Company may prepay all or part of the outstanding balance of any Prime-based Advance(s) at any time, provided that the amount of any partial prepayment shall be at least One Hundred Thousand Dollars ($100,000) and the aggregate balance of Prime-based Advance(s) remaining outstanding under the Revolving Credit Notes shall be at least One Hundred Thousand Dollars ($100,000). Company may prepay all or part of any Eurodollar-based Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period applicable thereto, provided that the amount of any such partial prepayment shall be at least One Hundred Thousand Dollars ($100,000), and the unpaid portion of such Advance which is not refunded or converted under Section 2.7 shall be at least Two Million Dollars ($2,000,000). Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of the Revolving Credit, whether by acceleration, mandatory or required prepayment or otherwise, shall be subject to
Section 12.1 hereof, but otherwise without premium, penalty or prejudice.

         2.11 Revolving Credit Commitment Fee. From the date hereof to (but excluding) the Revolving Credit Maturity Date, the Company shall pay to each of the Banks, a Revolving Credit Commitment Fee determined by multiplying the Applicable Commitment Fee Percentage times the average daily amount of such Bank's Percentage of the Revolving Credit Aggregate Commitment then in effect, calculated on a daily basis. The Revolving Credit Commitment Fee shall be payable quarterly in arrears commencing November 1, 1999, and on the first day of each May, August, November and February thereafter and at the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Commitment Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Such Revolving Credit Commitment Fee shall be paid by Company to the Agent. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Revolving Credit Commitment Fee. The Revolving Credit Commitment Fee shall not be refundable under any circumstance.

         2.12 Reduction of Indebtedness; Revolving Credit Aggregate Commitment. If at any time and for any reason the aggregate principal amount of Advances outstanding hereunder to Company, plus the aggregate undrawn amount of any Letters of Credit which shall be outstanding at such time, shall exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base, Company shall immediately reduce any pending request for an Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, immediately repay an amount of the Indebtedness equal to such excess and, to the extent such Indebtedness consists of Letter of Credit obligations, provide cash collateral on the basis set forth in Section 10.2 hereof. Company acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section
12.1 hereof; provided, however, that Company shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Indebtedness then carried as a Prime-based Advance, if any.

         2.13 Optional Reduction or Termination of Revolving Credit Aggregate Commitment. The Company may, upon at least five (5) Business Days' prior written notice to Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to at least One Million Dollars ($1,000,000) or a larger integral multiple of One Million Dollars ($1,000,000);
(ii) each reduction shall be accompanied by the payment of the Revolving Credit Commitment Fee, if any, accrued to the date of such reduction; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Swing Line Advances and Revolving Credit Advances, plus the aggregate undrawn amount of outstanding Letters of Credit, exceeds the amount of the Revolving Credit Aggregate Commitment, taking into account the aforesaid reductions thereof, together with accrued but unpaid interest on the principal amount of such prepaid Advances to the date of prepayment; (iv) if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurodollar-based Advance or Quoted Rate Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Advance and
(v) no reduction shall reduce the amount of the Revolving Credit Aggregate Commitment to an amount which is less than the sum of the aggregate undrawn amount of any Letters of Credit outstanding at such time. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of the Revolving Credit Notes shall be distributed by Agent to each Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company and any accompanying prepayments of the Swing Line Note shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Bank's portion thereof proportionately (based upon the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurodollar-based Advances of the Revolving Credit and then to Swing Line Advances carried at the Quoted Rate.

         2.14 Extension of Revolving Credit Maturity Date. (a) Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent (with sufficient copies for each Bank) (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent) prior to April 15, but not before January 1, of each fiscal year (beginning with the fiscal year ending December 31, 2000), request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Request"). Each

Bank shall, not later than June 1 of such fiscal year, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Banks, then, effective upon the date of Agent's receipt of all such written approvals from the Banks, as aforesaid, the Revolving Credit Maturity Date shall be so extended for an additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Company that such extension has occurred.

                  (b) If (i) any Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such a Request on or before June 1 of such fiscal year, then (w) the Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (x) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Company to request extensions thereof under this Section 2.14), and (y) the commitments of the Banks to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Company thereof.

         2.15 Use of Revolving Credit Proceeds. Proceeds of the Revolving Credit Notes shall be used, subject to the terms hereof, to finance the Transaction, refinance existing Debt and to fund working capital needs or other general corporate purposes of the Company (including acquisitions).

         3. LETTERS OF CREDIT.

         3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Agent may through its Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Agent may reasonably require, issue standby or documentary Letters of Credit for the account of such Account Party, in an aggregate undrawn amount for all Letters of Credit issued hereunder at any one time outstanding, not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall have an expiration date not later than one (1) year from its date of issuance; provided that each Letter of Credit (including any renewal thereof) shall expire not later than ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce, 1993 Revisions, ICC Publication No. 500 or, if applicable, ISP 98, and any successor documentation thereto, as selected by the Issuing Bank. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

         3.2 Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party unless, as of the date of issuance of such Letter of Credit:

                  (a) the face amount of the Letter of Credit requested, plus the undrawn portion of all other outstanding Letters of Credit and the aggregate amount of all unpaid Letter of Credit Obligations, does not exceed the Letter of Credit Maximum Amount;

                  (b) the face amount of the Letter of Credit requested, plus the aggregate principal amount of all Advances outstanding under the Revolving Credit Notes and the Swing Line Note, plus the principal amount of all Advances requested but not yet funded, plus the aggregate undrawn portion of all other outstanding Letters of Credit, do not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base;

                  (c) the obligations of Company set forth in this Agreement and the Loan Documents are valid, binding and enforceable obligations of Company and the valid, binding and enforceable nature of this Agreement and the Loan Documents has not been disputed by Company;

                  (d) both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

                  (e) the representations and warranties contained in this Agreement and the Loan Documents are true in all material respects as if made on such date;

                  (f) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any material contract, agreement or other borrowing of Company;

                  (g) the Account Party requesting the Letter of Credit shall have delivered to Agent at its Issuing Office, not less than five (5) Business Days prior to the requested date for issuance (or such shorter time as the Agent, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be reasonably required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Agent and its Issuing Office in the exercise of its reasonable discretion;

                  (h) no order, judgment or decree of any court, arbitrator or governmental authority having competent jurisdiction shall purport by its terms to enjoin or restrain Agent from issuing the Letter of Credit, or any Bank from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Agent refrain from issuing, or any Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

                  (i) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Agent to issue the requested Letter of Credit, no general suspension of trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Banks, the Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

                  (j) Agent shall have received the issuance fee required in connection with the issuance of such Letter of Credit pursuant to Section 3.5 hereof.

Each Letter of Credit Agreement submitted to Agent pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in this Section 3.2 (a) through (f). The Agent shall be entitled to rely on such certification without any duty of inquiry.

         3.3 Notice. Agent shall give notice, substantially in the form attached as Exhibit C, to each Revolving Credit Bank of the issuance of each Letter of Credit, not later than three (3) Business Days after issuance of each Letter of Credit, specifying the amount thereof and the amount of such Bank's Percentage thereof.

         3.4 Letter of Credit Fees. Company shall pay to the Agent for distribution to the Banks in accordance with the Percentages, Letter of Credit Fees as follows:

                  (a) A per annum Letter of Credit Fee (which shall be prorated with respect to any Letter of Credit with an original or renewal term of less than a full year) with respect to the undrawn amount of each Letter of Credit based on the Applicable L/C Fee Percentage (determined with reference to Schedule 1 of this Agreement), exclusive of the issuance fee of one-eighth of one percentage point (1/8%) per annum on the face amount thereof to be paid to Agent under Section 3.5 hereof.

                  (b) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Agent or any of the Banks or (ii) impose on Agent or any of the Banks any other condition regarding this Agreement or the Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase in an amount deemed material by Agent or the Banks the cost or expense to Agent or the Banks of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Agent's or such Bank's reasonable allocation of the aggregate of such cost increases and expense resulting from such events), then, upon written demand by the Agent or such Bank, as the case may be, the Company shall, within ten days following demand for payment, pay to Agent or such Bank, as the case may be, from time to time as specified by the Agent or such Bank, additional amounts which shall be sufficient to compensate the Agent or such Bank for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Agent or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, shall be promptly submitted to the Company setting forth in reasonable detail the basis for determining such additional amount and shall be conclusively presumed to be correct, absent manifest error, as to the amount thereof.

                  (c) All payments by the Company to the Agent or the Banks under this Section 3.4 shall be made in Dollars and in immediately available funds at the Agent's Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Company by the Agent. The aforesaid fees shall be nonrefundable under all circumstances, shall be payable quarterly in arrears on the first day of each calendar quarter, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

         3.5 Issuance Fees. In connection with the Letters of Credit, Company shall pay to Agent a letter of credit issuance fee of one-eighth percentage point (1/8%) per annum on the face amount of all Letters of Credit (prorated as provided in Section 3.4). In addition to the Letter of Credit Fees, the Company and the applicable Account Party shall pay, for the sole account of the Agent, standard documentation, administration, payment and cancellation charges assessed by Agent or its Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of Agent's Issuing office in effect from time to time.

         3.6 Draws and Demands for Payment Under Letters of Credit.

                  (a) The Company and each applicable Account Party agrees to pay to the Agent, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Company or the applicable Account Party shall have made such payment to the Agent on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Company or the applicable Account Party, and the Company or the applicable Account Party shall be deemed to have elected to substitute for its reimbursement obligation, a Prime- based Advance from the Banks in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article 2 hereof and, to the extent of the Prime-based Advance so disbursed, the reimbursement obligation of the Company or the applicable Account Party to the Agent under this Section 3.6 shall be deemed satisfied.

                  (b) If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and to each Bank on such date unless the Company or applicable Account Party shall have satisfied its reimbursement obligation under
Section 3.6(a) by payment to the Agent on such date. The Agent shall further use reasonable efforts to provide notice to the Company or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Agent with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under Section 3.6(a) hereof.

                  (c) Upon issuance by the Agent of each Letter of Credit hereunder and upon execution of this Agreement with respect to the Existing Letters of Credit, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit and related Letter of Credit Payment based on its respective Percentage. Each Bank, on the date a draft or demand under any Letter of Credit is honored, shall make its Percentage share of the amount paid by the Agent, and not reimbursed by the Company or applicable Account Party by payment to the Agent on such day, available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank, the Company and the applicable Account Party severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance disbursed under Section 3.6(a) in respect of the reimbursement obligation of the Company and the applicable Account Party for Letters of Credit. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid with respect to Letters of Credit shall constitute a Prime-based Advance by such Bank disbursed in respect of the reimbursement obligation of the Company or applicable Account Party under Section 3.6(a) for purposes of this Agreement, effective as of the date such amount was paid by the Agent. The failure of any Bank to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent.

                  (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Agent shall be the sole issuer of Letters of Credit under this Agreement.

         3.7 Obligations Irrevocable. The obligations of Company and any Account Party to make payments to Agent or the Banks with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

                  (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                  (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                  (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                  (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (e) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                  (f) Any failure, omission, delay or lack on the part of the Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Bank or any such party under this Agreement, any of the Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Bank or any such party; or

                  (g) Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Company or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Company or any Account Party against the Agent or any Bank. Nothing contained in this Section 3.7 shall be deemed a waiver of any claim or to prevent Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent or any Bank.

         3.8 Risk Under Letters of Credit. (a) In assigning and the handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Agent shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

                  (b) Subject to other terms and conditions of this Agreement, Agent shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Agent's regularly established practices and procedures and, except pursuant to Section 13.3 hereof, Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Agent shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Agent with due care and Agent may rely upon any notice, communication, certificate or other statement from Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Agent believes to be authentic. Agent will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.

                  (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Agent makes no representation and shall, subject to Section 3.7 hereof, have no responsibility with respect to
(i) the obligations of Company or any Account Party or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, (ii) the financial condition of, any representations made by, or any act or omission of Company, the applicable Account Party or any other Person, or
(iii) any failure or delay in exercising any rights or powers possessed by Agent in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledge that they have made and will continue to make their own evaluations of Company's and the Account Parties' creditworthiness without reliance on any representation of Agent or Agent's officers, agents and employees.

                  (d) If at any time Agent shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentage interests therein and shall promptly deliver to each Bank its share thereof, less such Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's Percentage share of such payment, such Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

         3.9 Indemnification. (a) The Company and each Account Party hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Agent), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;
(iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that Company and Account Parties shall not be required to indemnify the Banks and the Agent and such other persons, and the Banks and Agent shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Company and the Account Parties which were caused by the Agent's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

                  (b) It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Company or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Banks are alleged to be liable and it shall be a condition of the assertion of any liability of the Banks under this Section that Company or applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

         3.10 Right of Reimbursement. Each Bank agrees to reimburse the Agent on demand, pro rata in accordance with their Percentages, for (i) the out-of-pocket costs and expenses of the Agent to be reimbursed by Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by Agent solely as a result of Agent's gross negligence or willful misconduct.

         3.11 Densitron Letter of Credit. The Densitron Letter of Credit shall be subject to the provisions of the Letter of Credit Addendum set forth in
Schedule 3.11 and to the extent of any inconsistency between the provisions of such Addendum and the provisions of this Section 3, the provisions of such Addendum shall control.

         4.   SWING LINE CREDIT.

         4.1 Swing Line Advances. The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth, make one or more advances (each such advance being a "Swing Line Advance") to Company from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed Five Million Dollars ($5,000,000) at any time outstanding; provided, however, that after giving effect to all Swing Line Advances and all Revolving Credit Advances requested to be made on such date, the aggregate principal amount of all outstanding Advances and Advances requested but not yet funded and the undrawn portion of all outstanding Letters of Credit shall not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base. All Swing Line Advances shall be evidenced by the Swing Line Note, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by Company on the last day of the Interest Period applicable thereto. In no event whatsoever shall any outstanding Swing Line Advance be deemed to reduce, modify or affect any Bank's commitment to make Revolving Credit Advances based upon its Percentage.

         4.2 Accrual of Interest. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent demonstrable error; provided, however, that any failure by the Agent to record any such information shall not relieve Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued therein and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

         4.3 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances from time to time outstanding under the Swing Line Note shall accrue at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         4.4 Quoted Rate Advance Interest Payments. Interest on each Quoted Rate Advance shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.

         4.5 Interest on Default. Notwithstanding anything to the contrary set forth in Section 4.3, in the event and so long as any Event of Default shall exist, in the case of any Event of Default under Sections 10.1(a) or 10.1(k), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Banks, interest shall be payable daily on
(i) all Swing Line Advances from time to time outstanding which bear interest at the Prime-based Rate at a per annum rate equal to the Prime-based Rate plus three percent (3%) and (ii) all Swing Line Advances from time to time outstanding which bear interest at the Quoted Rate at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the existing Interest Period and at all such other times at a per annum rate equal to the Prime-based Rate plus three percent (3%).

         4.6 Requests for Swing Line Advances. Company may request a Swing Line Advance only after delivery to Swing Line Bank of a Request for Swing Line Advance executed by an authorized officer of Company, subject to the following and to the remaining provisions hereof:

                  (a) each such Request for Swing Line Advance shall set forth the information required on the Request for Swing Line Advance form annexed hereto as Exhibit D, including without limitation:

                           (i) the proposed date of Swing Line Advance, which must be a Business Day;

                           (ii) whether such Swing Line Advance is to be a Prime-based Advance or a Quoted Rate Advance; and

                           (iii) the duration of the Interest Period applicable thereto;

                  (b) each such Request for Swing Line Advance shall be delivered to Swing Line Bank by 12:00 p.m. (Detroit time) on the proposed date of the Swing Line Advance;

                  (c) the principal amount of such requested Swing Line Advance, plus the principal amount of all other Advances then outstanding hereunder, plus the principal amount of all other Advances requested but not yet funded, plus the aggregate undrawn portion of any Letter of Credit which shall be outstanding as of the date of the requested Swing Line Advance, plus the aggregate face amount of Letters of Credit requested but not yet issued, shall not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base;

                  (d) the principal amount of such Swing Line Advance shall be at least Two Hundred Fifty Thousand Dollars ($250,000);

                  (e) each Request for Swing Line Advance, once delivered to Swing Line Bank, shall not be revocable by Company, and shall constitute and include a certification by the Company as of the date thereof that:

                           (i) both before and after the Swing Line Advance, the obligations of the Company set forth in this Agreement and the Loan Documents, as applicable, are valid, binding and enforceable obligations of such parties;

                           (ii) to the best knowledge of Company all conditions to Advances have been satisfied;

                           (iii) both before and after the Advance, there is no Default or Event of Default in existence; and

                           (iv) both before and after the Advance, the representations and warranties contained in this Agreement and the Loan Documents are true and correct in all material respects.

Swing Line Bank shall promptly deliver to Agent by telecopier a copy of any Request for Swing Line Advance received.

         4.7 Disbursement of Swing Line Advances. Subject to submission of an executed Request for Swing Line Advance by Company without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Bank shall make available to Company the amount so requested, in same day funds, not later than 4:00 p.m. (Detroit time) on the date of such Swing Line Advance by credit to an account of Company maintained with Swing Line Bank or to such other account or third party as Company may reasonably direct. Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

         4.8 Prepayment. Company may prepay all or part of the outstanding balance of any Prime-based Advance(s) (subject to not less than one (1) Business Day's notice to Agent) at any time, provided that the amount of any partial prepayment shall be at least Fifty Thousand Dollars ($50,000), provided that the aggregate amount remaining outstanding under each Swing Line Advance shall be at least Two Hundred Fifty Thousand Dollars ($250,000). Company may prepay all or any part of any Quoted Rate Advance (subject to not less than one
(1) Business

Day's notice to Agent); provided that the amount of any such partial prepayment shall be at least Fifty Thousand Dollars ($50,000), provided that the aggregate amount remaining outstanding under each Swing Line Advance shall be at least Two Hundred Fifty Thousand Dollars ($250,000); provided, further, however, that if the prepayment of a Quoted Rate Advance is made on a day other than the last Business Day of the Interest Period applicable thereto, then, pursuant to
Section 12.1, Company shall compensate the Banks for any losses. Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement.

         4.9 Refunding of or Participation Interest in Swing Line Advances. (a) The Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Bank, shall) on behalf of the Company (which hereby irrevocably directs the Agent to act on its behalf) request each Bank (including the Swing Line Bank in its capacity as a Bank) to make a Revolving Credit Advance in an amount equal to such Bank's Percentage of the principal amount of the Swing Line Advances (the "Refunded Swing Line Advances") outstanding on the date such notice is given; provided that (i) at any time as there shall be a Swing Line Advance outstanding for more than thirty days, the Agent shall, on behalf of the Company (which hereby irrevocably directs the Agent to act on its behalf), promptly request each Bank (including the Swing Line Bank) to make a Revolving Credit Advance in an amount equal to such Bank's Percentage of the principal amount of such outstanding Swing Line Advance, (ii) Swing Line Advances shall be prepaid by the Company in accordance with the provisions of
Section 4.8 hereof and (iii) Quoted Rate Advances which are converted to Revolving Credit Advances at the request of the Swing Line Bank at a time when no Default or Event of Default has occurred and is continuing, shall not be subject to Section 12.1 and no losses, costs or expenses may be assessed by the Swing Line Lender against Company or the Banks as a consequence of such conversion. Unless any of the events described in Section 10.1(l) shall have occurred (in which event the procedures of paragraph (b) of this Section 4.9 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Bank shall make the proceeds of its Revolving Credit Advance available to the Agent for the ratable benefit of the Swing Line Bank at the office of the Agent specified in the signature pages hereto prior to 11:00 a.m. Detroit time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately applied to repay the Refunded Swing Line Advances.

                  (b) If, prior to the making of a Revolving Credit Advances pursuant to paragraph (a) of this Section 4.9, one of the events described in
Section 10.1(k) shall have occurred, each Bank will, on the date such Revolving Credit Advance was to have been made, purchase from the Swing Line Bank an undivided participating interest in the Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Bank will immediately transfer to the Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Agent will deliver to such Bank a Swing Line Bank Participation Certificate in the form of Exhibit F dated the date of receipt of such funds and in such amount.

                  (c) Each Bank's obligation to make Revolving Credit Advances and to purchase participation interests in accordance with clauses (a) and (b) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (iv) any breach of this Agreement by the Company or any other Person;
(v) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Agent the amount required pursuant to clause (a) or (b) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the Alternate Base Rate thereafter.

         5.  TERM CREDIT

         5.1 Term Loan. Subject to the terms and conditions of this Agreement, each Bank, severally and for itself alone, agrees to loan to Company on the Effective Date, an amount equal to its Percentage of the Term Loan. At the time of the borrowing under this Section, Company agrees to execute a separate Term Note for each Bank with appropriate insertions (acceptable to the Banks in form and substance) as evidence of the Indebtedness under this Section 5.1.

         5.2 Repayment. The Indebtedness represented by the Term Notes shall be repaid in equal quarterly principal installments each in the amount set forth below, plus accrued interest as provided in Section 5.4. Such payments shall commence on February 1, 2000, and shall continue on the first Business Day of each May, August, November and February thereafter, until the Term Loan Maturity Date, when the entire unpaid principal balance of such Indebtedness and accrued interest thereon, shall be due and payable in full.


                  Installment No.                     Amount
                  ---------------                     ------
                  1 through 3                         $1,000,000
                  4 through 15                        $1,250,000
                  16 through 19                       $1,750,000


         5.3 Disbursement of Term Loan. Subject to the satisfaction of the conditions of the making of the Term Loan, each Bank shall, not later than 2:00 p.m. (Detroit time) on the date of execution of this Agreement, make available the amount of its Percentage of the Term Loan in immediately available funds to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan 48275. Agent shall make available to Company not later than 4:00 p.m.

(Detroit time) on such date the aggregate of the amounts so received by it in like funds by credit to an account of Company maintained with Agent or to such other account or third party as Company may direct. Unless Agent shall have been notified by any Bank that such Bank does not intend to make available to Agent such Bank's pro rata share of the Term Loan, Agent may assume that such Bank has made such amount available to Agent on such date and may, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Bank, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to the highest rate of interest then applicable to the Term Loan. The obligation of any Bank to fund its Percentage of the Term Loan shall not be affected by the failure of any other Bank to fund its Percentage of the Term Loan and no Bank shall have any liability to the Company, the Agent, or any other Bank for another Bank's failure to fund its Percentage of the Term Loan hereunder.

         5.4 Interest. (a) Indebtedness outstanding under each Bank's Term Note and the Term Loan shall bear interest from the Effective Date on the unpaid principal balance thereof from time to time outstanding, at a rate per annum equal to the Prime-based Rate or the Eurodollar-based Rate as the Company may elect subject to the provisions of this Agreement. With respect to any portion of the Term Loan with respect to which the Applicable Interest Rate is the Prime-based Rate, interest shall be payable quarterly on the first day of each February, May, August and November, commencing on November 1, 1999, and at maturity (whether by acceleration or otherwise). Interest on any portion of the Term Loan with respect to which the Applicable Interest Rate is the Eurodollar-based Rate shall be payable on the last day of each Interest Period applicable thereto unless the applicable Interest Period is more than three (3) months, in which case interest shall be payable quarterly commencing on the date which is three (3) months from the first day of such Interest Period and shall also be payable on the last day of such Interest Period.

                  (b) Notwithstanding anything to the contrary set forth in Sections 5.4(a), in the event and so long as any Event of Default shall exist, in the case of any Event of Default under Sections 10.1(a) or 10.1(k), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Banks, interest shall be payable daily on all Eurodollar-based Advances of the Term Loan from time to time outstanding (and all other monetary obligations of Company hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate (and, with respect to Eurodollar-based Advances calculated on the basis of the maximum Margin) plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times and for all Prime-based Advances of the Term Loan from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%).

                  (c) At the time the Term Loan is made, Company shall designate the initial Applicable Interest Rate(s) with respect thereto.

         5.5 Interest Periods. (a) Each Interest Period for a portion of the Term Loan with respect to which the Applicable Interest Rate is the Eurodollar-based Rate shall commence on the date such rate is selected pursuant to Section 5.4(b) or 5.6 hereof or on the last day of the immediately preceding Interest Period and shall end on the date three (3) months thereafter.

         (b) The Company shall elect the initial Interest Period applicable to any portion of the Term Loan with respect to which the Applicable Interest Rate is the Eurodollar-based Rate by its Notice of Term Rate given to the Agent pursuant to Section 5.5 and subsequent Interest Periods by its Notice of Term Rate given to the Agent pursuant to Section 5.7, as the case may be. Provided that no Event of Default shall have occurred and be continuing, the Company may elect to continue a portion of the Term Loan with respect to which the Applicable Interest Rate is the Eurodollar-based Rate by giving irrevocable written notice thereof to the Agent by its Notice of Term Rate, not less than three Business Days prior to the last day of the then current Interest Period applicable to such portion of the Term Loan, specifying the duration of the succeeding Interest Period therefor. The Agent shall give at least two Business Days' prior written, telephonic or telegraphic notice to each Bank specifying the Applicable Interest Rate and the duration of the succeeding Interest Period therefor. If the Agent does not receive timely notice of the election and the Interest Period elected by the Company, the Company shall be deemed to have elected to convert such Applicable Interest Rate to the Prime-based Rate at the end of the then current Interest Period.

         (c) The principal amount of that portion of the Term Loan which bears interest at the Eurodollar-based Rate having the same Interest Period shall be at least $2,000,000 (or the entire indebtedness outstanding under the Term Notes if less than $2,000,000 in the aggregate) or any larger amount in $100,000 increments and at any time there shall not be in effect more than five (5) Interest Periods applicable to the Term Loan.

         5.6 Conversion of Loans. Provided that no Event of Default shall have occurred and be continuing, the Company may, on any Business Day, convert the Applicable Interest Rate with respect to a portion of the Term Loan to another Applicable Interest Rate, provided that any conversion of a Term Loan with respect to which the Applicable Interest Rate is the Eurodollar-based Rate shall be made only on the last Business Day of the then current Interest Period applicable to such portion of the Term Loan. If the Company desires to convert an Applicable Interest Rate, it shall give the Agent irrevocable written notice thereof not less than three Business Days' prior to the effective date of any such change specifying the date of such conversion, the Applicable Interest Rate elected and, if the conversion is into a portion of Term Loan with respect to which the Applicable Interest Rate is the Eurodollar-based Rate, the duration of the first Interest Period therefor. The Agent shall give at least three Business Days' prior written, telephonic or telegraphic notice to each Bank specifying the date of such conversion, the Applicable Interest Rate elected, and, if applicable, the duration of the first Interest Period therefor.

         5.7 Optional Prepayments. (a) At its option and upon three (3) Business Days' prior written, telephonic or telegraphic notice to the Agent, the Company may prepay the Term Loan in whole or in part from time to time, without premium or penalty but with accrued interest on the principal being prepaid to the date of such prepayment, provided that: (i) in the case of a portion of the Term Loan bearing interest at the Prime-based Rate each partial prepayment shall be in an amount not less than $100,000 or an integral multiple thereof; (ii) in the case of a portion of the Term Loan bearing interest at the Eurodollar-based Rate, each partial prepayment shall be in an amount not less than $100,000, and such portion of the Term Loan may only be prepaid on the last Business Day of the then current Interest Period with respect thereto. The aggregate amount remaining outstanding under that portion of the Term Loan which bears interest at the Eurodollar-based Rate having the same Interest Period shall be at least Two Million Dollars ($2,000,000) (or the entire indebtedness outstanding under the Term Notes if less than $2,000,000 in the aggregate).

                  (b) Each prepayment under this Section 5.7 shall be made to the Agent, and promptly upon receipt thereof, the Agent shall remit to each Bank its pro rata share thereof. In its notice of prepayment, the Company shall specify the date of prepayment and the amount of the prepayment. Each partial prepayment of the Term Loan shall be applied to the principal payments due thereunder in the inverse order of their maturities.

         5.8 Mandatory Prepayment of Term Loans.

         (a) Immediately upon receipt by a Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale, the Company shall prepay the Term Loans by an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

         (b) Mandatory prepayments under this Section 5.8 shall be in addition to any scheduled installments or optional prepayments made prior thereto and shall be subject to Section 12. Each mandatory prepayment of a Term Loan shall be applied to the principal payments due thereunder in the inverse order of their maturities as follows: first to any portion of the Term Loan bearing interest at the Prime-based Rate, next to any portion of the Term Loan bearing interest at the Eurodollar-based Rate which have Interest Periods ending on the date of payment, then to any remaining Eurodollar-based portion of the Term Loan. All prepayments of the Term Loans hereunder shall be made to the Agent for distribution ratably to the Banks.

         (c) To the extent that, on the date any mandatory prepayment of the Term Loans under this Section 5.8 is due, the Indebtedness under the Term Notes or any other Indebtedness to be prepaid is being carried, in whole or in part, at the Eurodollar-based Rate and no Default or Event of Default has occurred and is continuing, the Company may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Majority Banks. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Term Loans on the last day of each Interest Period attributable to the Eurodollar-based advances of the Term Loans.

         5.10 Use of Term Loan Proceeds. The proceeds of the Term Notes shall be used to pay the amounts payable by Company in connection with the consummation of the Transaction and to refinance existing term indebtedness owed to the Banks.

         6.  CONDITIONS.

         The obligations of Banks to make Advances and the Term Loan or issue Letters of Credit pursuant to this Agreement are subject to the following conditions:

         6.1 Execution of Loan Documents. Company shall have executed and delivered to Agent for the account of each Bank, the Revolving Credit Notes, the Term Notes, the Swing Line Note and this Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and, as applicable, the Loan Documents, and such Revolving Credit Notes, Term Notes, Swing Line Note the Loan Documents and this Agreement shall be in full force and effect.

         6.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank: (i) certified copies of resolutions of the Board of Directors of Company and each Guarantor evidencing approval of the Loan Documents to which each such Person is a party and authorizing the execution and delivery thereof and the borrowing hereunder, as applicable; and (ii) (A) certified copies of Company's, and each Guarantor's certificate of incorporation and bylaws or other constitutional documents certified as true and complete as of a recent date by the appropriate official of the jurisdiction of incorporation of Company and each Guarantor; and (B) a certificate of good standing from the state or other jurisdictions of Company's and each Guarantor's incorporation, and from every state or other jurisdiction in which Company and each Guarantor is qualified to do business.

         6.3 Collateral Documents. As security for all Indebtedness of Company to the Banks hereunder, Company shall have furnished, executed and delivered to Agent, or caused to be furnished, executed and delivered to Agent, prior to or simultaneously with the initial borrowing hereunder, in form to be satisfactory to Agent and the Banks and supported by appropriate resolution in certified form authorizing same, the following:

         (a)      The Mortgages;

         (b)      The Security Agreements;

         (c)      The Guaranty;

         (d)      The Pledge Agreements;

         (e) Financing Statements required or requested by Agent and the Banks to perfect all security interests to be conferred upon Agent and the Banks under this Agreement and to accord Agent and the Banks a perfected first priority security position under the Uniform Commercial Code (subject only to the encumbrances permitted hereunder); and

         (f) Such other documents or agreements of security and appropriate assurances of validity and perfected first priority of lien or security interest as Agent and the Banks may request at any time.

         6.4 Licenses, Permits, Etc. The Agent shall have received, with a counterpart for each Bank, copies of each authorization, license, permit, consent, order or approval of, or registration, declaration or filing with, any governmental authority or any securities exchange or other person (including without limitation any securities holder) obtained or made by the Company, any of its Subsidiaries, or any other Person (as of the relevant date of Advance or loan hereunder) in connection with the transactions contemplated by this Agreement or the Loan Documents.

         6.5 Representations and Warranties. The representations and warranties made by Company or any other party to any of the Loan Documents (excluding the Agent and Banks) under this Agreement or any of the Loan Documents, and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the date of the making of any Advance hereunder.

         6.6 Compliance with Certain Documents and Agreements. The Company shall have performed and complied with all agreements and conditions contained in this Agreement, the Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by Company (as of the applicable date) and Company shall not be in default in the performance or compliance with any of the terms or provisions hereof or thereof.

         6.7 Opinion of Counsel. Company shall furnish Agent with signed copies for each Bank, with an opinion of counsel to the Company and the Guarantors, dated the date hereof, and covering such matters as required by and otherwise satisfactory in form and substance to the Agent and each of the Banks.

         6.8 No Default. No Default or Event of Default shall have occurred and be continuing, and since December 31, 1998 there shall have been no material adverse change in the financial condition, properties, business, prospects of, results or operations of the Company and its Subsidiaries.

         6.9 Transaction Documents. (i) The Agent shall have received executed copies of the Transaction Documents certified by a Responsible Officer of the Company. The Transaction Documents shall be in form and substance reasonably satisfactory to the Agent and each of the Transaction Documents shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect. No term or provision of the Transaction Documents shall have been modified, and no condition to consummation of the transaction shall have been waived, in either case in a manner materially detrimental to Company, by any of the parties thereto. The Company shall have in all material respects done and performed such acts and observed such covenants which it is required to do or perform under the Transaction Documents and in order to consummate the Transaction on or prior to the Effective Date.

         (ii) The Company shall have provided evidence satisfactory to the Agent that the Transaction has been consummated.

         6.10 Insurance. The Agent shall have received evidence satisfactory to it that the Company has obtained the insurance policies required by Section 8.13 hereof and that such insurance policies are in full force and effect.

         6.11 Pro Forma Balance Sheet and Projections. The Company shall have delivered to the Agent (a) a pro forma consolidated balance sheet of Company and its Subsidiaries (the "Pro Forma Balance Sheet") certified by the chief financial officer of Company that it fairly presents the pro forma adjustments reflecting the consummation of the Transaction and the transactions contemplated in this Agreement, including all material fees and expenses in connection therewith.

         6.12 [Intentionally Left Blank].

         6.13 Real Estate Documentation. Prior to or simultaneously with the delivery of any Mortgage (except the existing mortgage from KDI/Triangle Corporation), Company shall furnish Agent, in form and substance satisfactory to Agent and the Bank, the following:

         (a) An appraisal of the real property which is subject to such Mortgage prepared by an MAI appraiser, which appraisal and appraiser shall be satisfactory to Agent and the Banks. Such appraisal shall be conducted at Company's expense;

         (b) An environmental audit or risk assessment conducted with respect to such real property by an engineer or a company experienced in such matters (and acceptable to Bank), which determines that no hazardous materials have been generated, stored, buried or disposed of, on, under or in a location which will adversely affect or create any violations of or subject such real property to the provisions of any environmental regulatory statute. The audit shall be of a scope necessary to address all concerns of Banks and may, at Banks' option, require soil, air or water testing, leak testing of underground storage tanks or other requirements warranted by the circumstances as determined by Banks. Such audit shall be conducted at Company's expense;

         (c) A mortgage survey with respect to such real property prepared at Company's expense certified to Agent and to a title insurance company acceptable to Agent ("Title Company") from a registered land surveyor reasonably satisfactory to Agent which complies with ALTA/ACSM minimum detail requirements and which shows nothing objectionable to Agent;

         (d) A policy of mortgage title insurance at Company's expense in standard A.L.T.A. loan policy form issued by the Title Company satisfactory to Agent without standard exceptions in an amount equal to the lesser of (i) the appraised value of such real property and (ii) the Indebtedness, insuring that such mortgage is a first lien on such real property, that the title to such real property is in the applicable mortgagor and that there are no other liens, claims or encumbrances thereon except for the Permitted Encumbrances. The title policy shall also contain a zoning endorsement, comprehensive endorsement and such other endorsements as required by Agent; and

         (e) Such other information and documentation as any Bank may reasonably request.

         6.14 Company's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a responsible senior officer of Company dated the date of the making of Advances hereunder, stating that to the best of his or her knowledge after due inquiry, the conditions of Sections 6.1, 6.5, 6.6, 6.8, 6.9 and 6.11 hereof have been fully satisfied.

         6.15 Payment of Fees. Company shall have paid to the Agent all fees, costs and expenses required hereunder to be paid to Agent upon execution of this Agreement.

         6.16 Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as each of the Banks may reasonably request in connection with the making of loans hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Banks.

         6.17 Continuing Conditions. The obligations of the Banks to make Advances (including the initial Advance) and advances of the Term Loan under this Agreement and the obligation of the Issuing Bank to issue any Letters of Credit shall be subject to the continuing conditions that:

         (a) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit; and

         (b) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit.

     7.   REPRESENTATIONS AND WARRANTIES

     Company represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties until the later to occur of the Revolving Credit Maturity Date and the Term Loan Maturity Date and thereafter until final payment in full of the Indebtedness, expiration of all Letters of Credit and performance by Company of all other obligations under this Agreement and the other Loan Documents:

     7.1 Due Authorization--Company. Company and each of its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation; Company and each of its Subsidiaries is in good standing in each jurisdiction in which it is required to be qualified to do business except where the failure to qualify would not have a Material Adverse Effect; execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Notes by Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement and other documents and instruments required under this Agreement and Notes, when issued and delivered, will be valid and binding on the Company in accordance with their terms, except to the extent enforcement may be affected by bankruptcy or other laws affecting creditors rights of general applicability and general principles of equity.

     7.2 Due Authorization--Guarantors. Execution, delivery and performance of the documents executed and delivered by the Guarantors in connection with this Agreement are within their corporate powers, have been duly authorized by the Guarantors, are not in contravention of law or the Articles of Incorporation or Bylaws of the Guarantors or any unwaived terms of any indenture, agreement or undertaking to which any Guarantor is a party or by which it is bound, do not require the consent or approval of any governmental body, agency or authority, and when issued and delivered, will be valid and binding on the Guarantors in accordance with their terms.

     7.3 Non-Contravention. The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Notes by Company are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which Company is a party or by which it is bound.

     7.4 No Litigation. Except as set forth in Schedule 7.4 annexed hereto, no litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of Company is threatened against Company or any Subsidiary, the outcome of which would reasonably be expected to have a Material Adverse Effect.

     7.5 Encumbrances. There are no Liens on any of Company's or any Subsidiary's assets, except Permitted Encumbrances and except as described in
Schedule 7.5.

     7.6 ERISA. Neither Company nor any Subsidiary maintains or contributes to any employee pension benefit plan subject to title IV of the "Employee Retirement Income Security Act of 1974" (herein called "ERISA"), except the KDI/Triangle Corporation Defined Benefit Plan (the "Pension Plan"). The unfunded past service liability of the Pension Plan was $538,475 as of January 1, 1998, and there is no accumulated funding deficiency within the meaning of ERISA, or any existing material liability with respect to any pension plan owed to the Pension Benefit Guaranty Corporation ("PBGC") or any successor thereto, except any funding deficiency for which an application to the PBGC for waiver is pending or for which a waiver has been granted by the PBGC.

     7.7 Financial Statements. The financial statements of the Company and Guarantors dated March 31, 1999, previously furnished Agent and the Banks, fairly present in all material respects the financial condition of the Company and Guarantors as of such date; since said date there has been no material adverse change in the financial condition of Company and the Guarantors (taken as a whole); to the best of the knowledge of Company's officers, except with respect to the Transaction, neither Company nor any Guarantor has any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in said balance sheet, and at the present time there are no material unrealized or anticipated losses from any present commitment of Company or any Guarantor.

     7.8 Financial Projections. The financial projections previously furnished by Company to Agent and the Banks, the receipt of which Agent and the Banks acknowledge, were as of the date thereof and are as of the date of execution of this Agreement, based upon the good faith belief of the management of Company, reasonable in all material respects taking into account all facts and information known to or reasonably available to Company.

     7.9 Tax Returns. All tax returns and tax reports of Company and each Subsidiary required by law to have been filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Company or any Subsidiary (or any of its properties) which are due and payable have been paid for which the failure to pay would materially adversely affect its business or the value of its property or assets (taken as a whole). The charges, accruals and reserves on the books of Company and its Subsidiaries in respect of the Federal income tax for all periods are adequate in the opinion of Company.

     7.10 Subsidiaries. There are no Subsidiaries of Company, except the Subsidiaries identified on Schedule 7.10.

     7.11 Compliance with Laws. Except as set forth in Schedule 7.11:

          (a) Company and its Subsidiaries are, in the conduct of their business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to any of them, the enforcement of which, if Company or any Subsidiary were not in compliance, would reasonably be expected to materially adversely affect its business or the value of its property or assets (taken as a whole). Company and its Subsidiaries have all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of their business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have would reasonably be expected to have a Material Adverse Effect.

          (b) Neither Company nor any Subsidiary is a party to any litigation or administrative proceeding, nor so far as is known by Company is any litigation or administrative proceeding threatened against Company or any Subsidiary, the outcome of which would reasonably be expected to have a material adverse effect on the Company and the Subsidiaries (taken as a whole) which in either case (i) asserts or alleges that Company or any Subsidiary violated Hazardous Material Laws, (ii) asserts or alleges that Company or any Subsidiary is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, (iii) asserts or alleges that Company or any Subsidiary is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by Company or any Subsidiary.

          (c) Neither Company nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of applicable Hazardous Material Laws which would reasonably be expected to materially adversely affect its business or the value of its property or assets (taken as a whole) and to the best knowledge of the Company, neither Company nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Hazardous Material Laws which would reasonably be expected to have a Material Adverse Effect.

          (d) To the best of Company's knowledge, Company and its Subsidiaries have all permits, licenses and approvals required under applicable Hazardous Material Laws, the failure of which to have would have a Material Adverse Effect

     7.12 No Defaults. There exists no material default under the provisions of any instrument evidencing any indebtedness for borrowed money of Company or any Guarantor which is permitted hereunder or of any agreement relating thereto.

     7.13 Consents, Approvals and Filings, Etc. Except as have been previously obtained and except for such filings to be made concurrently herewith as are required by the Loan Documents to perfect liens in favor of the Agent, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by Company of this Agreement, any of the other Loan Documents to which it is a party, or any other documents or instruments to be executed and or delivered by Company in connection therewith or herewith;
(ii) by any Guarantor, of any of the other Loan Documents to which such Subsidiary is a party, or (iii) by Company or any of the Guarantors, of the Liens granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Company threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

     7.14 Agreements Affecting Financial Condition. Neither Company, nor any Guarantor nor any Subsidiary is party to any agreement or instrument or subject to any charter or other corporate restriction which has a Material Adverse Effect.

     7.15 Labor Relations. Neither the Company nor any Subsidiary is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any Subsidiary or to the knowledge of Company, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Company or, to the knowledge of Company, threatened against any of it, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any Subsidiary or to the knowledge of Company, threatened against any of them and (iii) no union representation question existing with respect to the employees of Company or any Subsidiary.

     7.16 Existing Debt. Schedule 7.16 hereto sets forth a true and complete list of all Debt for borrowed money (other than Indebtedness) of Company and its Subsidiaries as of the date hereof that is in excess of $25,000 for any one issue and is to remain outstanding after giving effect to this transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower (or issuer) and any other entity which directly or indirectly guaranteed such debt.

     7.17 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Company and its Subsidiaries will each be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its business and all business in which it is about to engage. This Agreement is being executed and delivered by the Company to Agent and the Banks in good faith and in exchange for fair, equivalent consideration. Neither Company nor any Subsidiary is insolvent, nor will Company or any Subsidiary be rendered insolvent by its execution and delivery to Agent and the Banks of this Agreement or by the consummation of the transactions contemplated by this Agreement, and the capital and monies remaining in the Company and its Subsidiaries are not now and will not become so unreasonably small as to preclude the Company or its Subsidiaries from carrying on their businesses. Neither the Company nor any Subsidiary intends to nor does management of Company or any Subsidiary believe it will incur debts beyond its ability to pay as they mature. Neither Company nor any Subsidiary contemplates filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code, nor does Company or any Subsidiary have any knowledge of any threatened bankruptcy or insolvency proceedings against Company or any Subsidiary.

     7.18 Capitalization. The authorized capital stock of Company and each Guarantor is as set forth in Schedule 7.18. All issued and outstanding shares of capital stock of Company are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (except for Liens in favor of Agent) and such Equity Interests were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of Company and each Guarantor is owned by the stockholders and in the amounts set forth on Schedule 7.18. No shares of the capital stock of Company or any Guarantor, other than those described above, are issued and outstanding. Except as described in Schedule 7.18, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Company or any Guarantor, of any shares of capital stock or other securities of Company or any Guarantor.

     7.19 Year 2000 Requirement. Except as described on Schedule 7.19, Company and its Subsidiaries have reviewed the areas in their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999. Except as described on Schedule 7.19, any reprogramming required to permit the proper functioning, in and following the year 2000, of
(i) any Company's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which such Company and its Subsidiaries systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by September 30, 1999. The cost to the Company and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company and its Subsidiaries to conduct their business without Material Adverse Effect.

     7.20 No Investment Company or Margin Stock. Neither Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the loans hereunder will be used, directly or indirectly, for any purpose which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

     7.21 Good Title--Company. Company has good and valid title to the property pledged, mortgaged or otherwise encumbered or to be encumbered by it under the Security Agreements and Mortgages to which Company is a party.

     7.22 Good Title--Guarantors. Each Guarantor has good and valid title to the property pledged, mortgaged or otherwise encumbered or to be encumbered by it under the Security Agreements and Mortgages to which it is a party.

     8.  AFFIRMATIVE COVENANTS

     Company covenants and agrees that it will, and, as applicable, it will cause each of its Subsidiaries, until the later of the Revolving Credit Maturity Date and the Term Loan Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Company of all other obligations under this Agreement and the other Loan Documents:

     8.1  Financial Statements. Furnish to the Agent and each Bank:

          (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Company a copy of the audited Consolidated and unaudited Consolidating financial statements of Company as at the end of such year and the related audited statements of income, accumulated earnings, and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified as being fairly stated in all material respects by one of the "Big Five" certified public accounting firms or by another nationally recognized certified public accountant reasonably satisfactory to the Agent and the Banks;

          (b) as soon as available, but in any event not later than thirty (30) days after the end of each month, the unaudited Consolidated and Consolidating financial statements of Company as at the end of such month and the related unaudited statements of income, accumulated earnings and cash flows of Company for the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer as being fairly stated in all material respects; and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein), provided however that the financial statements delivered pursuant to clause (b) hereof will not be required to include footnotes and will be subject to year-end adjustments.


     8.2  Certificates; Other Information. Furnish to the Agent and each Bank:

          (a) Within sixty (60) days after and as the end of each fiscal quarter, a Covenant Compliance Certificate substantially in form attached hereto as Exhibit K;

          (b) Within twenty five (25) days after and as the end of each month, an aging of accounts receivable, an accounts payable report and a detailed inventory listing which reconciles to the general ledger (in form reasonably satisfactory to the Agent and the Banks);

          (c) Together with the financial statements delivered pursuant to
     Section 8.1(b) for January of each year, annual projections for the Company and its Subsidiaries in form reasonably acceptable to the Agent and the Banks;

          (d) Within twenty five (25) days after and as of the end of each month, a Borrowing Base Certificate on a consolidated basis for all Borrowing Base Obligors substantially in the form attached hereto as Exhibit M;

          (e) Promptly and in form to be reasonably satisfactory to Majority Banks, such additional financial and/or other information, or other reports as any Bank may from time to time reasonably request.

     8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company.

     8.4  Conduct of Business and Maintenance of Existence.

          (a) Preserve, renew and keep in full force and effect its existence.

          (b) Take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

     8.5  Inspection of Property; Books and Records, Discussions.

     Permit Agent and each Bank, through their authorized attorneys, accountants and representatives (a) to examine Company's and each Subsidiary's books, accounts, records, ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, but in no event less frequently than annually, upon oral or written request of Agent or such Bank; (b) at any time and from time to time, at the request of the Majority Banks, to conduct full or partial collateral audits of Company and its Subsidiaries, with all reasonable costs and expenses of such audits to be at the Banks' expense, provided that following the occurrence and during the continuance of an Event of Default, audits shall be at the Company's cost and expense; and (c) permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified public accountants, and, by this provision, Company authorizes such accountants to discuss the finances and affairs of Company and its Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. Notwithstanding the foregoing, all information furnished to the Agent or the Banks hereunder shall be subject to the undertaking of the Banks set forth in Section 14.13 hereof.

     8.6  Notices. Promptly give notice to the Agent of:

          (a) the occurrence of any Default or Event of Default of which Company or any Subsidiary has knowledge;

          (b) any (i) default or event of default under any Contractual Obligation of Company or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between Company or any Subsidiary and any governmental authority or any other third party, which in the case of either (i) or (ii), if not cured or if it is reasonably likely to be adversely determined, as the case may be, would have a Material Adverse Effect;

          (c) the following events, as soon as possible and in any event within thirty (30) days after the Company knows thereof and to the extent the same would have a Material Adverse Effect: (i) the occurrence of any "reportable event" as defined in ERISA with respect to any Pension Plan, or any withdrawal from or the termination, reorganization or insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from or the terminating, reorganization or insolvency of any Pension Plan;

          (d) any event which is reasonably likely to have a Material Adverse Effect;

          (e) promptly after becoming aware of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position which could reasonably be expected to have a material adverse effect on the business or financial condition of Company and its Subsidiaries (taken as a whole) (or any such tax position taken by the Company) setting forth the details of such position and the financial impact thereof; and

          (f) not less than ten (10) days prior to the proposed effective date thereof, copies of any proposed material amendments, restatements or other modification to the Transaction Documents.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     8.7 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance: (i) by Company, of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by Company in connection therewith or herewith; and (ii) by each of the Subsidiaries, of the Loan Documents to which it is a party.

     8.8 Security. Take such actions as the Agent or the Majority Banks may from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its Collateral, subject only to Permitted Encumbrances and other liens permitted under Section 9.7 hereof.

     8.9 Defense of Collateral. Defend the Collateral from any Liens other than Permitted Encumbrances and other Liens permitted by Section 9.7.

     8.10 Bank Accounts. Maintain all of its principal bank accounts with Agent, except for any bank accounts of Densitron Microwave Limited and/or DML Microwave Limited.

     8.11 Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Company's expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

     8.12 Taxes. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes and other governmental charges, and all contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

     8.13 Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance coverage on their physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Agent or the Banks or property in which Agent or the Banks shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Company (or a Subsidiary, as applicable) and Agent for the benefit of the Banks (as mortgagee) as their respective interests may appear, upon request of Agent or any Bank, certificates evidencing said policies, including all endorsements thereon and those required hereunder, shall be delivered to Agent or such Lender, as the case may be.

     8.14 Compliance with ERISA. Comply, and cause each of its Subsidiaries to comply, with all material requirements imposed by ERISA as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any Pension Plan.

     8.15 ERISA Notices. Promptly notify Agent after the occurrence thereof in writing of any of the following events:

     (a) the termination of a Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

     (b) the appointment of a trustee by a United States District Court to administer a Pension Plan;

     (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate a Pension Plan;

     (d) the failure of a Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of 1954, as amended or any similar provision under the Internal Revenue Code of 1986, as amended;

     (e)  the withdrawal of Company or any Subsidiary from a Pension Plan; or

     (f)  a reportable event, within the meaning of Title IV of ERISA.

     8.16 Maintain Consolidated Adjusted Net Worth. Maintain as of the end of each fiscal quarter a Consolidated Adjusted Net Worth of not less than the following amounts during the periods specified below:

     from the Effective Date through December 30, 1999..............................................$20,000,000
     from December 31, 1999 through December 30, 2000...............................................$20,000,000
     from December 31, 2000 through December 30, 2001...............................................$21,000,000
     from December 31, 2001 through December 30, 2002...............................................$23,000,000
     from December 31, 2002 through December 30, 2003...............................................$26,000,000
     from December 31, 2003 and thereafter..........................................................$29,500,000

     8.17 Maintain Total Debt to EBITDA Ratio. Maintain as of the end of each fiscal quarter a Total Debt to EBITDA Ratio of not more than the following amounts during the periods specified below:

     from the Effective Date through December 30, 1999...............................................4.0 to 1.0
     from December 31, 1999 through December 30, 2000................................................4.0 to 1.0
     from December 31, 2000 through December 30, 2001...............................................3.75 to 1.0
     from December 31, 2001 through December 30, 2002................................................3.5 to 1.0
     from December 31, 2002 through December 30, 2003................................................3.5 to 1.0
     from December 31, 2003 and thereafter...........................................................3.5 to 1.0

     8.18 Maintain Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter of Company a Fixed Charge Coverage Ratio of not less than the following amounts during the periods specified below:

     from the Effective Date through December 30, 1999..............................................1.05 to 1.0
     from December 31, 1999 through December 30, 2000...............................................1.05 to 1.0
     from December 31, 2000 through December 30, 2001...............................................1.05 to 1.0
     from December 31, 2001 through December 30, 2002...............................................1.05 to 1.0
     from December 31, 2002 through December 30, 2003...............................................1.10 to 1.0
     from December 31, 2003 and thereafter..........................................................1.15 to 1.0

     8.19 Maintain Senior Debt to EBITDA Ratio. Maintain as of the end of each fiscal quarter a Senior Debt to EBITDA Ratio of not more than the following during the periods specified below:

     from the Effective Date through December 30, 1999..............................................3.25 to 1.0
     from December 31, 1999 through December 30, 2000...............................................3.25 to 1.0
     from December 31, 2000 through December 30, 2001................................................3.0 to 1.0
     from December 31, 2001 through December 30, 2002...............................................2.75 to 1.0
     from December 31, 2002 through December 30, 2003...............................................2.75 to 1.0
     from December 31, 2003 and thereafter..........................................................2.75 to 1.0

     8.20 Environmental Compliance.

          (a) Company shall comply, and cause its Subsidiaries to comply, with all applicable Hazardous Material Laws except for such non-compliance which would reasonably not be expected to materially adversely affect its business or the value of its property or assets (taken as a whole).

          (b) Company shall provide to Agent, promptly upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Company or any Subsidiary to a cleanup, removal, remedial action, or other response by or on the part of Company or any Subsidiary under applicable Hazardous Material Laws or which seeks damages or civil, criminal or punitive penalties from Company or any Subsidiary for an alleged violation of Hazardous Material Laws, where such contribution, response or damages would reasonably be expected to materially adversely affect its business or the value of its property or assets (taken as a whole).

          (c) Company shall promptly notify Agent in writing as soon as Company becomes aware of the occurrence or existence of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

          (d) In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Company shall, at the reasonable request of Agent, at its sole expense, retain an environmental consultant, reasonably acceptable to Agent and the Banks, to conduct an appropriate investigation regarding the changed condition and/or circumstance and notify Agent of such investigation which notice shall describe the purpose and intended scope of the environmental audit. A copy of the environmental consultant's report will be promptly delivered to Agent, and Company upon completion.

          (e) [Intentionally Left Blank].

          (f) Company hereby indemnifies, saves and holds Agent and each of the Banks and any of their respective past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage of any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Hazardous Material Laws, caused by or in any way related to any property owned or operated by Company or any Subsidiary, or due to any acts of Company or any Subsidiary or such person's, officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnification shall not be applicable when arising from events or conditions occurring while Agent is in sole possession (subject to the rights of any creditors of Company) of such property. In no event shall Company be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising from any act of gross negligence of Agent or any of the Banks, or any such Person's agents or employees.

     It is expressly understood and agreed that the indemnifications granted herein are intended to protect Agent and each of the Banks, their respective past, present and future officers, directors, shareholders, employees, consultants and representatives from any claims that may arise by reason of the Liens granted to Agent and each of the Banks, or under any other document or agreement given to secure repayment of any indebtedness from Company, whether or not such claims arise before or after Agent has foreclosed upon and/or otherwise become the owner of any such property. All obligations of indemnity as provided hereunder shall be secured by the Collateral Documents until payment in full of all indebtedness of Company to the Banks, unless there is a then known violation of the Hazardous Material Laws and Agent or any of the Banks has asserted in writing a claim for indemnification from Company, in which event the same shall continue until the violation is remediated.

     It is expressly agreed and understood that the provisions hereof shall and are intended to be continuing and shall survive the repayment of the Indebtedness.

          (g) Company and its Subsidiaries shall maintain all permits, licenses and approvals required under applicable Hazardous Material Laws except such permits, licenses and approvals the failure of which to have would reasonably not be expected to materially adversely affect its business or the value of its property or assets (taken as a whole).

     8.21 Subsidiaries; Guaranty. With respect to each Person which becomes a Material Subsidiary subsequent to the date of this Agreement, within thirty days of the date a new Material Subsidiary is created or acquired, as the case may be, cause each such Subsidiary to execute and deliver to Agent, for and on behalf of each of the Banks, (i) a joinder agreement in the form attached as Exhibit "A" to the Guaranties whereby each such Subsidiary becomes obligated as a Guarantor under the Guaranty and (ii) Security Agreements and Mortgages, as applicable, together with such supporting documentation, including without limitation corporate authority, items, certificates and opinions of counsel, as reasonably required by Agent and the Majority Banks.

     9.   NEGATIVE COVENANTS

     Company covenants and agrees that, until the later to occur of the Revolving Credit Maturity Date and the Term Loan Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Company of all other obligations under this Agreement and the other Loan Documents, it will not, and will not permit its Subsidiaries to, without the prior written consent of the Majority Banks:

     9.1 Capital Structure and Redemptions. Purchase, acquire, issue or redeem any of its capital stock or make any material change in its capital structure, except for redemptions of stock if at the time of such redemption or after giving effect thereto no Default or Event of Default under this Agreement shall exist and be continuing.

     9.2 Mergers or Dispositions. Except as permitted under Section 9.5 hereof enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any material part of its assets, except mergers of which Company is the surviving entity.

     9.3 Guaranties. Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except (a) by endorsement for deposit in the ordinary course of business, (b) guaranties in favor of Agent and the Banks, and (c) unsecured guarantees by Company of the obligations of its Subsidiaries to the extent the underlying obligations are permitted under this Agreement.

     9.4 Indebtedness. Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

     (a)  the Indebtedness under this Agreement and the other Loan Documents;

     (b) current unsecured trade payables and accrued liabilities arising in the ordinary course of Company's or any Subsidiary's business, deferred income tax and purchase accounting reserves;

     (c)  indebtedness described in attached Schedule 7.16;

     (d) unsecured indebtedness of Company to a Guarantor or a Guarantor to another Guarantor or a Guarantor to Company;

     (e) other unsecured indebtedness not exceeding $100,000 in the aggregate at any time outstanding;

     (f)  Subordinated Debt;

     (g)  indebtedness under any Interest Rate Protection Agreements;

     (h) purchase money indebtedness for the acquisition of fixed assets in an amount not to exceed $500,000 in the aggregate during any fiscal year of Company (determined on a combined basis for Company and its Subsidiaries);

     (i)  unsecured indebtedness of Densitron Microwave Limited or DML Microwave

          Limited under an overdraft line of credit in an amount not exceeding 500,000 Pounds Sterling in the aggregate at any time outstanding; and

     (j) unsecured indebtedness of DML Microwave Limited to MCE Europe, Inc. in an amount not exceeding 3,000,000 Pounds Sterling incurred to consummate the Transaction and until June 30, 2000 unsecured indebtedness of Densitron Microwave Limited to MCE Europe, Inc. in an amount not to exceed 2,000,000 Pounds Sterling incurred for working capital purposes.

     9.5 Acquisitions. Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition, other than Permitted Acquisitions.

     9.6 Investments. Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances or extensions of credit to, any person, firm, corporation or other entity or association, except:

     (a)  Company's investment in the Guarantors;

     (b)  loans and advances permitted under Section 9.4(d) and 9.4(j) hereof;

     (c) investments (other than loans or advances) by a Guarantor in another Guarantor or a Guarantor in Company;

     (d)  investments of surplus cash in cash equivalents;

     (e) loans and advances to management employees made to enable them to purchase an equity interest in Company not to exceed $150,000 in aggregate amount at any time outstanding;

     (f)  sales on open account or in the ordinary course of business;

     (g) other loans, advances and investments not exceeding $500,000 in the aggregate at any time outstanding;

     (h) deposits made in the ordinary course of business in order to obtain goods and services; and

     (i) investments which constitute or are part of a Permitted Acquisition, including the equity investment by MCE Europe, Inc. in DML Microwave Limited in an amount not exceeding 2,000,000 Pounds Sterling incurred in connection with the Transaction.

     9.7 Liens. Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any Lien thereon, except:

     (a)  Liens in favor of the Agent to secure the Indebtedness;

     (b)  the Permitted Encumbrances;

     (c)  Liens described in attached Schedule 7.5; and

     (d) Liens upon fixed assets acquired by Company or a Subsidiary after the date of this Agreement (including by virtue of a Capital Lease) provided that (i) any such Lien is created solely for the purpose of securing indebtedness representing, or incurred to finance, the cost of the item of property subject thereto; (ii) the principal amount of the indebtedness secured by such Lien is initially at least 70% and does not exceed 100% of the fair value of the property at the time it was acquired, (iii) the Lien does not cover any other property other than such item of property, and (iv) the incurrence of the indebtedness secured by such Lien is permitted by Section 9.4(h) hereof.

     9.8 Accounts Receivable. Sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Agent on behalf of the Banks and except, until October 31, 1999 only, the factoring of accounts by Densitron Microwave Limited in accordance with its factoring arrangements in effect on the date of execution of this Agreement.

     9.9 Business Purposes. Materially alter the character of its businesses from that conducted as of the date of this Agreement.

     9.10 Dividends. Declare or pay any dividends on, or make any other distribution (whether by reduction of capital or otherwise) with respect to any shares of its stock, except for (a) dividends by Subsidiaries to Company, (b) dividends paid during any fiscal year of Company to the extent not exceeding five percent (5%) of Consolidated Net Income for such fiscal year if at the time such dividends are declared and paid and after giving effect thereto, no Default or Event of Default hereunder shall exist and be continuing, and (c) dividends with respect to Company's Series A Preferred Stock.

     9.11 Capital Expenditures. Make any Capital Expenditure during any single fiscal year the aggregate amount of all Capital Expenditures made by Company and its Subsidiaries during such period would exceed $2,500,000 provided, that Company and its Subsidiaries may make additional Capital Expenditures in any annual period commencing January 1 in each case in an amount equal to the excess of the maximum amount of Capital Expenditures specified above for the immediately previous annual period over the amount of Capital Expenditures actually made in such period; and provided, further, in calculating the limitation for purposes of this Section 9.11, the Inmet Cap Ex shall be excluded.

     9.12 Transactions with Affiliates. Enter into any transaction or series of transactions with any Affiliate other than on terms and conditions as favorable to Company or the Subsidiary (as applicable) as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate except transactions between Company and any wholly owned Subsidiary.

     9.13 Limitation on Negative Pledge Clauses. Except for agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into, or allow to exist, any agreement, document or instrument which would restrict or prevent Company and its their Subsidiaries from granting Agent on behalf of Banks liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens.

     9.14 Prepayment of Debts. Prepay, purchase, redeem or defease any Debt for money borrowed or any Capital Leases excluding, subject to the terms hereof, the Indebtedness.

     9.15 Subordinated Debt. Amend or modify any document evidencing any Subordinated Debt or make any payment with respect to the Subordinated Debt except for regularly scheduled payments of principal and interest, subject to the blockage provisions contained in the Subordinated Debt Documents.

     9.16 Modification of Certain Agreements. Make, permit or consent to any amendment or other modification to the constitutional documents of Company or the Transaction Documents, except to the extent that any such amendment (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not adversely affect the interest of the Banks as creditor under this Agreement, the other Loan Documents or any other document or instrument in any respect and (iii) could not reasonably be expected to have a Material Adverse Effect.

     10.  DEFAULTS

     10.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a) non-payment when due of (i) the principal or interest under any of the Notes issued hereunder in accordance with the terms thereof, (ii) any reimbursement obligation under Section 3.6 hereof, or (iii) any Fees;

          (b) (i) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Section 8.16 through 8.19 or Section 9.1 through 9.16, inclusive, or (ii) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Section 8.1(a), (b), 8.2(a), (b), (d), 8.5, 8.6, 8.13 or 8.21
     and continuance thereof for ten (10) days;

          (c) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by Company and continuance thereof for a period of thirty (30) consecutive days;

          (d) any representation or warranty made by Company herein or by Company or any Guarantor in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue in any material adverse respect when made;

          (e) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Company or any Guarantor set forth in any of the other Loan Documents, and the continuance thereof for ten (10) days after notice to Company from Agent;

          (f) default in the payment of any other obligation of Company, any Subsidiary or any Guarantor for borrowed money in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000), or in the observance or performance of any conditions, covenants or agreements related or given with respect to any obligations for borrowed money in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) sufficient to permit the holder thereof to accelerate the maturity of such obligation, unless such default is being contested in good faith by Company, any Subsidiary or Guarantor, as applicable, and Company, such Subsidiary or such Guarantor has established adequate reserves;

          (g) the rendering of any judgment(s) for the payment of money in excess of the sum of One Hundred Thousand Dollars ($100,000) individually or in the aggregate against Company or any of its Subsidiaries, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

          (h) the occurrence of a "reportable event", as defined in ERISA, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any Pension Plan maintained or contributed to by or on behalf of the Company or any of its Subsidiaries for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent's or any Bank's other rights or remedies hereunder), or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such Pension Plan or to appoint a trustee by the appropriate United States District Court to administer any such Pension Plan;

          (i) if (i) there shall be any change for any reason whatsoever in the management, ownership or control of Company or any Guarantor which shall in the reasonable judgment of Bank materially adversely affect future prospects for the successful operation of Company and the Guarantors; or
     (ii) Company shall cease to own one hundred percent (100%) of the economic common equity interest of its Subsidiaries;

          (j)  any revocation of the Guaranty;

          (k) If a creditors' committee shall have been appointed for the business of Company, any Subsidiary or any Guarantor in connection with any bankruptcy or insolvency; or if Company, any Subsidiary or any Guarantor shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any material part of its property or assets (otherwise than upon application or consent of Company, a Subsidiary or any Guarantor, as applicable) and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of Company, any Subsidiary or any Guarantor.

     10.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (v) the Agent shall, upon being directed to do so by the Majority Banks, declare the Revolving Credit Aggregate Commitment terminated;
(w) the Agent shall, upon being directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company; (x) upon the occurrence of any Event of Default specified in subsection 10.1(k), above, and notwithstanding the lack of any declaration by Agent under preceding clause (w), the entire unpaid principal Indebtedness, including the Notes, shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated; (y) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and the Company and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and (z) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the Loan Documents or law.

     10.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

     10.4 Waiver by Company of Certain Laws. To the extent permitted by applicable law, Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any Lien contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

     10.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section
14.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Banks. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Banks in enforcing any of their rights shall constitute a waiver of any of their rights. Company expressly agrees that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

     10.6 Set Off. Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Bank, irrespective of whether or not such deposits held or indebtedness owing by such Bank may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Indebtedness. Promptly following any such setoff, such Bank shall give written notice to Agent and to Company of the occurrence thereof. The Company hereby grants to the Banks and the Agent a Lien on all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Company under this Agreement. The rights of each Bank under this Section 10.6 are in addition to the other rights and remedies which such Bank may have.

     11.  PAYMENTS, RECOVERIES AND COLLECTIONS.

     11.1 Payment Procedure. (a) All payments by Company of principal of, or interest on, the Notes, or of Fees, shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226-3289, (care of Agent's Eurodollar Lending Office, for Eurodollar-based Advances and portions of the Term Loan bearing interest at the Eurodollar-based
Rate). Upon receipt by the Agent of each such payment, the Agent shall make prompt payment in like funds received to each Bank as appropriate, or, in respect of Eurodollar-based Advances and portions of the Term Loan bearing interest at the Eurodollar-based Rate, to such Bank's Eurodollar Lending Office.

          (b) Unless the Agent shall have been notified by Company prior to the date on which any payment to be made by Company is due that Company does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Company has not in fact remitted such payment to the Agent each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances or any portion of the Term Loan which bears interest at the Prime-based Rate, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurodollar-based Advances or any portion of the Term Loan which bears interest at the Eurodollar-based Rate, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

          (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

          (d) All payments to be made by the Company under this Agreement or any of the Notes (including without limitation payments under the Swing Line
     Note) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company is compelled by law to make payment subject to such tax. In such event, Company shall:

               (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Banks (and, in the case of Advances of the Swing Line, pay to the Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

               (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Company, of any such taxes payable by the Company.

     As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions hereunder, or the payment and or receipt of funds hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, Agent or any of the Banks).

     11.2 Application of Proceeds. Notwithstanding anything to the contrary in this Agreement, after and during the continuance of an Event of Default, the proceeds of any offsets or voluntary payments by Company or any Guarantor or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Notes on a pro rata basis (in such order and manner as determined by the Majority Banks; subject, however, to the applicable Percentages of the Advances and the Term Loan held by each of the Banks), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to Company. The application of such proceeds and other sums to the Revolving Credit Notes and the Term Notes shall be based on each Bank's Percentage of the aggregate of the Advances and the Term Loan.

     11.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Revolving Credit Notes or Term Notes in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Revolving Credit Notes and Term Notes, such Bank shall purchase from the other Banks such participations in the Revolving Credit Notes and Term Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentage with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     11.4 Set Off. In addition to and not in limitation of any rights of any Bank or other holder of any of the Notes under applicable law, each Bank and each other such holder shall, upon acceleration of the Indebtedness under and in accordance with the terms of the Notes and without notice or demand of any kind, have the right to appropriate and apply to the payment of the Notes owing to it any and all balances, credits, deposits, accounts or moneys of Company then or thereafter with such Bank or other holder; provided, however, that any such amount so applied by any Bank or other holder on any of the Notes owing to it shall be subject to the provisions of Section 11.3, hereof.

     12.  CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS; MARGIN ADJUSTMENTS.

     12.1 Reimbursement of Prepayment Costs. If Company makes any payment of principal with respect to any Eurodollar-based Advance, Quoted Rate Advance or portion of the Term Loan which bears interest at the Eurodollar-based Rate on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Company fails to borrow, refund or convert into any Eurodollar-based Advance, Quoted Rate Advance or portion of the Term Loan which bears interest at the Eurodollar-based Rate after notice has been given by Company to Agent in accordance with the terms hereof requesting such Advance, or if Company fails to borrow any Eurodollar-based Advance, Quoted Rate Advance or portion of the Term Loan which bears interest at the Eurodollar-based Rate after notice has been given by Company to Agent in accordance with the terms hereof requesting such Advance or advance of the Term Loan, or if Company fails to make any payment of principal or interest in respect of a Eurodollar-based Advance, Quoted Rate Advance or portion of the Term Loan which bears interest at the Eurodollar-based Rate when due, Company shall reimburse Agent and Banks, as the case may be on demand for any resulting loss, cost or expense actually incurred by Agent and Banks, as the case may be, as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be, shall have funded or committed to fund such Advance or advance of the Term Loan. Such amount payable by Company to Agent and Banks, as the case may be may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) or portion of the Term Loan which bears interest at the Eurodollar-based Rate provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance, or portion of the Term Loan which bears interest at the Eurodollar-based Rate through the purchase of an underlying deposit in an amount equal to the amount of such Advance or portion of the Term Loan which bears interest at the Eurodollar-based Rate and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurodollar-based Advance, Quoted Rate Advance or portion of the Term Loan which bears interest at the Eurodollar-based Rate, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Banks shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

     12.2 Agent's Eurodollar Lending Office. For any Advance or portion of the Term Loan which bears interest at the Eurodollar-based Rate, if Agent shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Agent, Agent shall have the option of maintaining and carrying the relevant Advance or portion of the Term Loan which bears interest at the Eurodollar-based Rate on the books of such Eurodollar Lending Office.

     12.3 Circumstances Affecting Eurodollar-based Rate Availability. If with respect to any Interest Period, Agent or the Banks (after consultation with Agent) shall reasonably determine that, by reason of circumstances affecting the interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, until Agent notifies Company that such circumstances no longer exist, the obligation of Banks to make Eurodollar-based Advances and the right of Company to convert an Advance to or refund an Advance as a Eurodollar-based Advance or select the Eurodollar-based Rate for any portion of the Term Loan shall be suspended, and the Company shall repay in full the then outstanding principal amount of each such Eurodollar-based Advance or portion of the Term Loan covered hereby together with accrued interest thereon, any amounts payable under Section 12.1, hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance or portion of the Term Loan. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall bear interest at the Prime-based Rate as of the last day of such Interest Period.

     12.4 Laws Affecting Eurodollar-based Rate Availability. In the event that any applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank or the Agent or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Agent or any of the Banks (or any of their respective Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurodollar Lending Offices) to honor its obligations hereunder to make or maintain any eurodollar-based Advance or portion of the Term Loan at the Eurodollar-based Rate, Agent shall so notify Company and the right of Company to convert an Advance or refund an Advance as a Eurodollar-based Advance or select the Eurodollar-based Rate with respect to any portion of the Term Loan, shall be suspended and thereafter Company may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and if any of the Banks may not lawfully continue to maintain an Advance or portion of the Term Loan to the end of the then current Interest Period applicable thereto at the Eurodollar-based Rate, Company shall immediately prepay such Advance or portion of the Term Loan, together with interest to the date of payment, and any amounts payable under Sections 12.1 with respect to such prepayment and the Applicable Interest Rate shall immediately be converted to the Prime-based Rate.

     12.5 Increased Costs. In the event that any applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank or the Agent or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

          (a) shall subject the Agent or any of the Banks to any tax, duty or other charge with respect to any Advance, or any Note or shall change the basis of taxation of payments to the Agent or any of the Banks of the principal of or interest on any Advance, or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income or revenues of the Agent or of any of the Banks imposed by the United States of America or the jurisdiction in which such Bank's principal executive office is located); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Agent or any of the Banks or shall impose on the Agent or any of the Banks or the interbank markets any other condition affecting any Advance or any of the Notes;

and the result of any of the foregoing is to increase the costs to the Agent or any of the Banks of making, funding or maintaining any part of the Indebtedness hereunder with interest at the Eurodollar-based Rate or to reduce the amount of any sum received or receivable by the Agent or any of the Banks under this Agreement or under the Notes by an amount deemed by the Agent or any Bank to be material then Agent or Bank, as the case may be, shall promptly notify the Company of such fact and demand compensation therefor and, within fifteen (15) days after demand by Agent or such Bank, Company agrees to pay to Agent or such Bank such additional amount or amounts as will compensate Agent or such Bank or Banks for such increased cost or reduction. Each Bank agrees that, as promptly as practical after it becomes aware of the occurrence of any event or the existence of a condition that will cause such Bank to be entitled to compensation under this Section, it will, to the extent not inconsistent with such Bank's internal policies, use reasonable efforts to make, fund or maintain any affected Eurodollar-based Advance through another lending office of such Bank if as a result thereof the additional monies which would otherwise be required to be paid in respect of such Eurodollar-based Advance would be materially reduced and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Eurodollar-based Advance through such other lending office would not materially adversely affect such Advance or such Bank. Company shall pay all reasonable expenses incurred by a Bank in utilizing another lending office pursuant to this Section. A certificate of Agent or such Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Agent or such Bank or Banks shall be conclusively presumed to be correct save for manifest error.

     12.6 [Reserved].

     12.7 Other Increased Costs. In the event that after the date hereof the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or Agent (or any corporation controlling such Bank or Agent) and such Bank or Agent, as the case may be, reasonably determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations to a level below that which such Bank or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or Agent to be material, then the Company shall pay to such Bank or Agent, as the case may be, from time to time, upon request by such Bank or Agent, additional amounts sufficient to compensate such Bank or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or Agent reasonably determines to be allocable to the existence of such Bank's or Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or Agent, as the case may be, shall be submitted by such Bank or by Agent to the Company, reasonably promptly after becoming aware of any event described in this Section
12.7 and shall be conclusive, absent manifest error in computation.

     12.8 Margin Adjustments. Adjustments in the applicable Margin, based on
Schedule 1, shall be implemented as follows:

        (a)  Such adjustments shall be given prospective effect only, effective
(i) as to the Applicable L/C Fee Percentage and Margins relating to Prime-based Advances or portion of the Term Loan which bears interest at the Prime-based Rate, upon the required date of delivery of the Covenant Compliance Reports under Section 8.2 hereof, in each case establishing applicability of the appropriate adjustment, and (ii) as to each Eurodollar-based Advance outstanding hereunder or portion of the Term Loan which bears interest at the Eurodollar-based Rate, effective upon the expiration of the applicable Interest Period(s), if any, in effect on the date of the delivery of such financial statements, in each case with no retroactivity or claw-back. In the event Company fails timely to deliver the Covenant Compliance Reports required under
Section 8.2, then from the date of such Covenant Compliance Reports (but no later than the date delivery of such reports was required) until such reports are delivered, the margins and fee percentages shall be the highest Margin set forth in the pricing matrix.

        (b) With respect to Eurodollar-based Advances or portion of the Term Loan which bears interest at the Eurodollar-based Rate outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such Eurodollar-based Advances or portion of the Term Loan which bears interest at the Eurodollar-based Rate, if any; provided, however, that upon any change in the Margin level then in effect, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable) with the commencement of each Interest Period following such change or event, all in accordance with the preceding subparagraph.

        (c) Such Margin adjustments under this Section 12.8 shall be made irrespective of, and in addition to, any other interest rate adjustments hereunder.

        (d) From the date hereof until receipt of the financial statements required under Section 8.1(b) for the quarter ending June 30, 1999, the Margin shall be Level III.

        13.  AGENT

        13.1 Appointment of Agent. Each Bank and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder under this Agreement and the Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company under this Agreement or the Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company, pro rata according to such Bank's Percentage. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense. If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

        13.2 Deposit Account with Agent. Company hereby authorizes Agent, in Agent's sole discretion, to charge its general deposit account(s), if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

        13.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Bank (and no implied covenants or other obligations shall be read into this Agreement against the Agent). Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Banks or in the absence of their own gross negligence or wilful misconduct, nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by Company of its obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation the making of any Advance or the issuance of any Letter of Credit. Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel (who may be counsel for Company), independent public accountants and other experts selected by it and shall not be liable to the Banks (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        13.4 Successor Agent. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint successor agent(s) satisfactory to such Majority Banks, and, so long as no Default or Event of Default has occurred and is continuing, to Company. Such successor agent shall thereupon become the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Banks shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Banks is made and accepted. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the provisions of this Article 13 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        13.5 Loans by Agent. Comerica Bank and its successors and assigns, in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. Comerica Bank and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Company (or the shareholders of Company) as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

        13.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

        13.7 Agent's Fees. Company shall pay to Agent the annual agency fee and such other fees and charges in the amounts and at the times set forth in the letter agreement between Company and Agent dated June 9, 1999. The Agent's Fees described in this Section 13.7 shall not be refundable under any circumstances.

        13.8 Authority of Agent to Enforce Notes, This Agreement and other Loan Documents. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to Company, or any of its Subsidiaries, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

        13.9 Indemnification. The Banks agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by Company, but without limiting any obligation of Company to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the other Loan Documents; provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliates gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates is not reimbursed for such expenses by Company, but without limiting the obligation of Company to make such reimbursement. Each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent and its Affiliates under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

        13.10 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Event of Default and stating that such notice is a "notice of default" by a Bank or by Company. Upon receiving such a notice, the Agent shall promptly notify each Bank of such Event of Default and provide each Bank with a copy of such notice. Agent shall also furnish the Banks, promptly upon receipt, with copies of all other notices, reports or other information required to be provided by Company hereunder.

        13.11 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken
(i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or
(ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

        13.12 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the other Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

        13.13 Collateral Matters.

              (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

              (b) The Banks agree to release, and hereby irrevocably authorize the Agent to release, any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any express disposition permitted hereunder; or (iii) if approved, authorized or ratified in writing by the Majority Banks, or all the Banks, as the case may be, as provided in Section 14.11. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this
Section 13.13(b).

        14.   MISCELLANEOUS

        14.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

        14.2 Consent to Jurisdiction. Company and Banks hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents and Company and Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Company irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Company at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Company in a notice to the other parties that complies as to delivery with the terms of Section 14.6. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against Company or any Guarantor or any of its or their property in the courts of any other jurisdiction. Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

        14.3 Law of Michigan. This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        14.4 Interest. In the event the obligation of Company to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

        14.5 Closing Costs and Other Costs. (a) Company agrees to pay, or reimburse the Agent for payment of, on demand (a) all reasonable closing costs and expenses, including, by way of description and not limitation, house and outside reasonable attorney fees (without duplication of fees and expenses for the same services) and advances, appraisal and accounting fees, and lien search fees incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this

Agreement or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement, (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (c) all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel (without duplication of fees and expenses for the same services) and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the amendment, waiver or enforcement of this Agreement, or the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (d) all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Banks from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit. All of said amounts required to be paid by Company, may, at Agent's option, be charged by Agent as a Prime-based Advance against the Indebtedness.

        (b) To the extent not restricted by any financial assistance provisions of any applicable law, Company agrees to indemnify and save Agent and each of the Banks harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Banks by reason of an Event of Default, or enforcing the obligations of Company or any Subsidiary under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 14.5(b).

        (c) Company agrees to defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials in violation of applicable Hazardous Material Laws on, from or affecting any premises owned or occupied by Company or any of its Subsidiaries, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials in violation of applicable Hazardous Material Laws, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials in violation of applicable Hazardous Material Laws, (iv) the cost of removal of all Hazardous Materials from all or any portion of any premises owned by Company or its Subsidiaries,
(v) the taking of necessary precautions to protect against the release of Hazardous Materials in violation of applicable Hazardous Material Laws on or affecting any premises owned by Company or any of its Subsidiaries, (vi) complying with all Hazardous Material Laws in all material respects and/or (vii) any material violation of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank in connection with the violation of Hazardous Material Laws (whether before or after the occurrence of any Default or Event of Default hereunder), court costs and litigation expenses. The obligations of Company under this Section 14.5(c) shall be in addition to any and all other obligations and liabilities the Company may have to Agent or any of the Banks at common law or pursuant to any other agreement.

        14.6 Notices. Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on Schedule
14.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section
14.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two
(2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answerback confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agent may, but shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

        14.7 Further Action. Company, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

        14.8 Successors and Assigns; Participations; Assignments.

             (a) This Agreement shall be binding upon and shall inure to the benefit of Company, the Agent and the Banks, and their respective successors and assigns.

             (b) The foregoing shall not authorize any assignment by Company of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks.

             (c) Each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder and under the other Loan Documents but only on a pro rata basis to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar financial institution, which institution is approved in advance in writing by Agent and Company, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default and (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation by a Bank to its Affiliate, to any other Bank or to any Federal Reserve Bank. The Company authorizes each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent (if such approval is required), any and all financial information in such Bank's possession concerning the Company which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 14.13, hereof.

             (d) Each assignment by a Bank of all or any portion of its rights and obligations hereunder and under the other Loan Documents, which assignments shall be on a pro rata basis and shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit "L" (with appropriate insertions acceptable to Agent), provided however that such Bank need not deliver any Assignment Agreement in connection with Assignments to a Federal Reserve Bank and shall be subject to the terms and conditions hereof, and to the following restrictions:

                         (i) each assignment shall cover all of the Notes issued by Company hereunder, and shall be for a fixed and not varying percentage thereof, with the same percentage applicable to each such Note;

                        (ii) each assignment shall be in a minimum amount of Five Million Dollars ($5,000,000) (or if less, the entire remaining amount of such assigning Bank's interest under this Agreement);

                       (iii) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment.

In connection with any assignment, Company and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under the Loan Agreements. From and after the date on which the Agent shall notify Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement, Company shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, a new Note payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder shall be executed and delivered by the Company. Agent, the Banks and the Company acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note shall contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company and each of the Banks a revised Exhibit I to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

              (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

                         (i) such Bank shall remain the holder of its Notes hereunder, notwithstanding any such participation;

                        (ii)        except as expressly set forth in this
                                    Section 14.8(e) with respect to rights of setoff and the benefits of Article 12 hereof, a participant shall have no direct rights or remedies hereunder;

                       (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

                        (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Notes and Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except for those matters covered by Section 14.11(a) through
                                    (d) and (g) hereof (provided that a
                                    participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder), and shall otherwise be in form satisfactory to Agent.

Company agrees that each participant shall be deemed to have the right of setoff under Section 11.4 hereof, in respect of its participation interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 11.3 hereof, and that each participant shall be entitled to the benefits of Article 12 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Company, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

              (f) Nothing in this Agreement, the Loan Documents or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participant permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

        14.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

        14.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

        14.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Banks (and, with respect to any amendments to this Agreement or the other Loan Documents, by Company), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following:
(a) increase any Lender's commitments hereunder, (b) reduce the principal, or interest or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal, or interest, or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 10.1(a) hereof, (e) except as expressly permitted hereunder, or under the Collateral Documents, release or defer the granting or perfecting of a lien or security interest in any Collateral or release any guaranty or similar undertaking provided by any Person except as shall be otherwise expressly permitted in this Agreement or any other Loan Document, provided however that pursuant to Section
13.13 hereof Agent shall be entitled to release any Collateral which any Borrower or any Subsidiary is permitted to sell or transfer under the terms of this Agreement or the other Loan Documents without notice to or any further action or consent of the Lenders; (f) terminate or modify any indemnity provided to the Lenders hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (g) take any action which requires the approval or consent of all Lenders pursuant to the terms of this Agreement or any other Loan Document, or (h) change the definitions "Percentage", "Majority Lenders", or this Section 14.11; provided further, that no amendment, waiver or consent shall, unless in writing signed by the Swing Line Bank do any of the following: (x) reduce the principal of, or interest on, the Swing Line Note or (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note; and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

        14.12 Taxes and Fees. Should any documentary, stamp or similar tax (other than a tax based upon the net income of any Bank or Agent imposed by the jurisdiction in which such Bank or Agent have their respective principal executive offices), or recording or filing fee become payable in respect of this Agreement or any of the Loan Documents (or the execution, filing or recording thereof) or any amendment, modification or supplement hereof or thereof, Company agrees to pay the same together with any interest or penalties thereon and agrees to hold the Agent and the Banks harmless with respect thereto.

        14.13 Confidentiality. The Agent and each Bank agree that it will not disclose without the prior consent of Company (other than to its employees, its Affiliates, to Agent or another Bank or to its auditors or counsel) any information with respect to Company, which is furnished pursuant to this Agreement or any of the Loan Documents; provided that Agent and any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by Agent or such Bank from any third party under no duty of confidentiality to Company, (b) as may be required in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

        14.14 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non- misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent.

        14.15 WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE COMPANY AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF

THEM.

        14.16 Complete Agreement; Conflicts. This Agreement, the Notes, any Requests for Revolving Credit Advance and Requests for Swing Line Advance hereunder, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

        14.17 Severability. In case any one or more of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

        14.18 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

        14.19 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

        14.20 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

        14.21 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of Company or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of Company or any Guarantor in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of Company set forth in Sections 8.19, 12.1, 12.3, 12.4, 12.5, 12.7 and 14.5 hereof (together with any other indemnities of Company contained elsewhere in this Agreement or in any of the Loan Documents) and of Banks set forth in Section 13.9 hereof shall survive the repayment in full of the Indebtedness and the termination of the Revolving Credit Aggregate Commitment.

        14.22 Effective Upon Execution. This Agreement shall become effective upon the execution hereof by Banks, Agent and Company and the issuance by Company of the Revolving Credit Notes, the Term Notes and the Swing Line Note hereunder, and shall remain effective until the Indebtedness has been repaid and discharged in full, all Letters of Credit have expired and no commitment to extend any credit hereunder or under any of the other Loan Documents, whether optional or obligatory, remains outstanding.

         WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent                      MCE COMPANIES, INC.



By:    /s/ Michael P. Stapleton              By:  /s/ John L. Smucker
       ---------------------------------          ------------------------------
       Michael P. Stapleton                       John L. Smucker
Its:   Vice President                        Its: President

One Detroit Center
500 Woodward Avenue
6th Floor MC 3244
Detroit, Michigan 48226
Attention: Metropolitan Loan Division - B

BANKS:                                       COMERICA BANK

Operations Office:

Comerica Bank                                By:  /s/ Michael P. Stapleton
                                                  ------------------------------
One Detroit Center                                Michael P. Stapleton
500 Woodward Ave.                            Its: Vice President
6th Floor MC 3244
Detroit, Michigan 48226
Attention: Michael P. Stapleton
Telephone No. (313) 222-2863
Facsimile No. (313) 222-3503


                                             NATIONAL CITY BANK OF
                                             MICHIGAN/ILLINOIS

Operations Office:

                                             By:  /s/ Horst Sheriff
1001 South Worth                                  ------------------------------
Birmingham, Michigan 48009
Attention: Horst Sheriff                     Its: Vice President
Telephone No. (248) 901-1459                      ------------------------------
Facsimile No. (248) 901-2188

                                    EXHIBIT A

                      REQUEST FOR REVOLVING CREDIT ADVANCE


No.                                            Dated:
   ----------------------                            ---------------------------


To:      Comerica Bank - Agent

Re: Credit Agreement by and among Comerica Bank (individually and as Agent), the lenders from time to time parties thereto (collectively, "Banks"), and MCE Companies, Inc. ("Company") dated as of July 29, 1999 (as amended from time to time, the "Agreement").


         Pursuant to the Agreement, the Company requests an Advance from Banks as follows:

         A.       Date of Advance:
                                  ----------------------------------------------

         B.       Amount of Advance:

                  $
                   ---------

                  | |      Comerica Bank Account No.
                                                     ------------------

                  | |      Other:
                                      ---------------------------------

         C.       Type of Activity:

                  1.       Advance                            | |
                  2.       Refunding
                           of a Revolving Credit Advance      | |
                           of a Swing Line Advance            | |
                  3.       Conversion                         | |

         D.       Interest Rate:

                  1.       Prime-based Rate                   | |
                  2.       Eurodollar-based Rate              | |

         E.       Interest Period (for Eurodollar-based Advances only):

                  1.       One (1) Month                      | |
                  2.       Two (2) Months                     | |
                  3.       Three (3) Months                   | |
                  4.       Six (6) Months                     | |

            The Company certifies to the matters specified in Section 2.7(e) of the Agreement.


                                MCE COMPANIES, INC., a Michigan
                                corporation



                                By:
                                   ---------------------------------------------


                                Its:
                                    --------------------------------------------




Agent Approval:
               --------------------

                                   EXHIBIT B

                              REVOLVING CREDIT NOTE


                                                   $              July 29, 1999
                                                    -------------

         On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, MCE Companies, Inc., a Michigan corporation ("Company") promises to pay to the order of [insert Bank] ("Bank") care of Comerica Bank, as Agent, at 500 Woodward Avenue, Detroit, MI 48226, in lawful money of the United States of America, the
sum of [Insert Amount derived from Percentages] Dollars ($   ), or so much of
said sum as may from time to time have been advanced and then be outstanding hereunder pursuant to the Credit Agreement dated as of July 29, 1999, made by and among the Company, certain banks, including the Bank, and Comerica Bank as Agent for such banks, as the same may be amended from time to time (the "Agreement"), together with interest thereon as hereinafter set forth.

         Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note is a note under which advances (including refundings and conversions), repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                     MCE COMPANIES, INC., a Michigan
                                     corporation


                                     By:
                                        ----------------------------------------

                                              John L. Smucker

                                     Its:     President

                                   EXHIBIT C

                             LETTER OF CREDIT NOTICE


TO:      Members of the Bank Group

RE: Issuance of Letter of Credit pursuant to Article 3 of the Credit Agreement ("Agreement") dated July 29, 1999 between MCE Companies, Inc. ("Company"), Agent and the Banks.

         On     ,    , (1) Agent, in accordance with Article 3 of the Agreement,
issued its Letter of Credit number      , in favor of       (2) for the account
of Company [and         ]. (3) The face amount of such Letter of Credit is $   .
The amount of participation in the Letter of Credit is as follows:(4)

         Comerica Bank                      $
                                             ------------------
                                            $
         --------------------------          ------------------
                                            $
         --------------------------          ------------------

         This notification is delivered this    day of        ,      , pursuant
to Section 3.3 of the Agreement. Except as otherwise defined, capitalized terms used herein the meanings given them in the Agreement.

                               Signed:

                               COMERICA BANK


                               By:
                                  ----------------------------------------------


                               Its:
                                   ---------------------------------------------



--------------------------
     (1)Date of Issuance
     (2)Beneficiary
     (3)Other Account Party (i.e. Subsidiary of Company), if any
     (4)Amounts based on Percentages

                                   EXHIBIT D

                         REQUEST FOR SWING LINE ADVANCE


No.                                         Dated:
   ----------------------                         -----------------------------


To:      Comerica Bank, Swing Line Bank

Re: Credit Agreement by and among Comerica Bank (individually and as Agent), the lenders from time to time parties thereto (collectively, "Banks"), and MCE Companies, Inc. ("Company") dated as of July 29, 1999 (as amended from time to time, the "Agreement").


         Pursuant to the Agreement, the Company requests a Swing Line Advance from the Swing Line Bank as follows:

         A.       Date of Advance:
                                  ---------------------------

         B.       Amount of Advance:

                  $
                   ----------


                  [ ]      Comerica Bank Account No.
                                                     --------------

                  [ ]      Other:
                                  ---------------------------------

         C.       Interest Rate:

                  1.       Prime-based Rate                   [ ]
                  2.       Quoted Rate                        [ ]

         D.       Interest Period:

                  1.                    days(1)
                           ------------

------------------------------
     (1)Insert up to 30 days.

         The Company certifies to the matters specified in Section 4.6(e) of the Agreement.


                                   MCE COMPANIES, INC., a Michigan
                                   corporation



                                   By:
                                      ------------------------------------------


                                   Its:
                                       -----------------------------------------



Swing Line Bank Approval:
                         --------------------

                                   EXHIBIT E

                                 SWING LINE NOTE


                                                        $5,000,000 July 29, 1999



         On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, MCE Companies, Inc., a Michigan corporation ("Company") promises to pay to the order of Comerica Bank ("Bank") at 500 Woodward Avenue, Detroit, Michigan in lawful money of the United States of America, the sum of Five Million Dollars ($5,000,000), or so much of said sum as may from time to time have been advanced and then be outstanding hereunder pursuant to Article 4 of the Credit Agreement dated as of July 29, 1999, executed by and among the Company, certain banks, including the Bank, and Comerica Bank, as Agent for such banks, as the same may be amended from time to time (the "Agreement"), together with interest thereon as hereinafter set forth.

         The unpaid principal indebtedness from time to time outstanding under this Note shall be due and payable on the last day of the Interest Period applicable thereto or as otherwise set forth in the Agreement, provided that no Swing Line Advance may mature or be payable on a day later than the Revolving Credit Maturity Date.

         Each of the Swing Line Advances made hereunder shall bear interest at the Prime-based Rate or the Quoted Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                              MCE COMPANIES, INC., a Michigan
                                              corporation



                                              By:
                                                 -------------------------------
                                                    John L. Smucker

                                              Its:  President

                                   EXHIBIT F

                                     FORM OF
                    SWING LINE LOAN PARTICIPATION CERTIFICATE


                                                                        , 19
                                                        ---------------      ---

[Name of Bank]

-------------------------

-------------------------


Ladies and Gentlemen:

         Pursuant to subsection 4.9(b) of the Credit Agreement ("Credit Agreement") dated as of July 29, 1999, among MCE Companies, Inc., the Banks named therein and Comerica Bank, as Agent, the undersigned hereby acknowledges
receipt from you of $   as payment for a participating interest in the following
Swing Line Advance:

         Date of Swing Line Advance:
                                      ------------------------------

         Principal Amount of Swing Line Advance:
                                                 -------------------

The participation evidenced by this certificate shall be subject to the terms and conditions of the Credit Agreement including without limitation Section 4.9(b) thereof.


                                        Very truly yours,

                                        COMERICA BANK, as Agent



                                        By:
                                             -----------------------------------

Its:
     -----------------------------------

                                   EXHIBIT G

                               NOTICE OF TERM RATE



         With reference to the Term Notes dated July 29, 1999 in the aggregate original principal amount of $25,000,000 delivered by the Company to the Banks under the Credit Agreement of July 29, 1999 by and between MCE Companies, Inc. ("Company"), Banks and Comerica Bank, as Agent for the Banks ("Agreement") and pursuant to the Agreement, the Company hereby elects as the Applicable Interest
Rate for $       portion of such Term Notes the       (1) Rate. Such Applicable
Interest Rate shall be effected on        ,          , and the Interest Period
applicable thereto, if any, shall be              .(2)

         All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

         Dated this        day of                     ,       .
                    ------        --------------------  ------


                                             MCE COMPANIES, INC., a Michigan
                                             corporation



                                             By:
                                                 -------------------------------


                                             Its:
                                                 -------------------------------






--------
     (1)/Insert, as applicable, "Eurodollar-based", or "Prime-based".
     (2)/Insert, as applicable, (i) if prior to the Term Loan Draw Expiration Date, "one (1) month", "two (2) months", "three (3) months", or "six (6) months" and (ii) if on or after the Term Loan Draw Expiration Date, "three (3) months."

                                   EXHIBIT H

                                   TERM NOTE


                                       $                           July 29, 1999
                                         ---------------------



         FOR VALUE RECEIVED, MCE Companies, Inc., a Michigan corporation ("Company") promises to pay to the order of [insert Bank] ("Bank") at Detroit, Michigan, care of Agent, for the account of Bank, in lawful money of the United
States of America, the principal sum of             Million Dollars ($        )
or so much of said sum as may from time to time have been advanced and then be outstanding hereunder pursuant to the Agreement (as defined below) in lawful money of the United States of America payable in quarterly principal installments each in the amount set forth in Section 5.2 of the Agreement, commencing on February 1, 2000 and on the first Business Day of May, August, November and February thereafter until the Term Loan Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable, together with interest thereon as hereinafter set forth.

         The principal balance from time to time outstanding hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement (as defined below) or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Credit Agreement as of July 29, 1999, made by and among Company, certain banks, including the Bank, and Comerica Bank as Agent for such banks, as the same may be amended from time to time (the "Agreement"). Definitions and terms of the Agreement are hereby incorporated by reference herein.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.



                                             MCE COMPANIES,, INC., a Michigan
                                             corporation



                                             By:
                                                --------------------------------
                                                      John L. Smucker

                                             Its:     President

                                   EXHIBIT I

                                  PERCENTAGES

      Bank                                              Percentage
      ----                                              ----------

Comerica Bank                                             59.46%

National City Bank of
 Michigan/Illinois                                        40.54%
                                                          ------
                                                            100%

                                  EXHIBIT "J"

                                 PENSION PLANS

None.

                                   EXHIBIT K

                           COVENANT COMPLIANCE REPORT


To:      Comerica Bank, as Agent

         Re:      Credit Agreement dated as of July 29, 1999 (the "Agreement")


         This Covenant Compliance Report ("Report") is furnished pursuant to
Section 8.2 of the Agreement and sets forth various information as of   ,
(the "Computation Date").

         1.       Consolidated Adjusted Net Worth. On the Computation Date, the
Consolidated Adjusted Net Worth, which is required to be not less than $       ,
was $            as computed in the supporting documents attached hereto as
Schedule 1.

         2.       Total Debt to EBITDA Ratio. On the Computation Date, the Total
Debt to EBITDA Ratio, which is required to be not more than       to 1.0, was
       to 1.0 as computed in the supporting documents attached hereto as
Schedule 2.

         3.       Fixed Charge Coverage Ratio. On the Computation Date, the
Fixed Charge Coverage Ratio, which is required to be not less than           to
1.0, was       to 1.0 as computed in the supporting documents attached hereto as
Schedule 3.

         4.       Senior Debt to EBITDA Ratio.  On the Computation Date, the
Senior Debt to EBITDA Ratio, which is required to be not more than           to
1.0, was             to 1.0 as computed in the supporting documents attached
hereto as Schedule 4.

         The undersigned officer of Company hereby certifies that:

         A. To the best of the undersigned officer's knowledge, all of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

         B. To the best of the undersigned officer's knowledge, as of the Computation Date, the Company has observed and performed all of its covenants and other agreements contained in the Agreement and in the Notes and any other Loan Documents to be observed, performed and satisfied by them.

         C. I have reviewed the Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

         D. To the best of the undersigned officer's knowledge, except as stated in Schedule 5 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Company), no Default or Event of Default has occurred and is continuing on the date of this Report.

         Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Agreement.

         IN WITNESS WHEREOF, Company has caused this Report to be executed and
delivered by its duly authorized officer this        day of                   ,
    .


                                             MCE COMPANIES, INC., a Michigan
                                             corporation




By:
    ------------------------------

Its:
    ------------------------------

                                   EXHIBIT L

                                     FORM OF
                              ASSIGNMENT AGREEMENT



                                                                           Date:

To:      MCE Companies, Inc.

                  and

         Comerica Bank ("Agent")

Re: MCE Companies, Inc. Credit Agreement dated as of July 29, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement"), among MCE Companies, Inc. ("Company"), Comerica Bank in its capacity as agent for the Banks ("Agent") and certain Bank

Ladies and Gentlemen:

         Reference is made to Sections 14.8(c) and (d) of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all initially capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement.

         This Agreement constitutes notice to each of you of the proposed assignment and delegation by [insert assignor Bank] (the "Assignor") to [insert proposed assignee] (the "Assignee"), and the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective on the "Effective Date" (as hereafter defined) that undivided interest in each of Assignor's rights and obligations under the Credit
Agreement and the other Loan Documents equal to    % of the Revolving Credit
(and participations in any outstanding Letters of Credit) and of the Term Loan such that, after giving effect to the foregoing assignment and assumption, [and
the other assignments by Assignor to             on the date hereof,] the
Assignee's interest and the Assignor's remaining interest in the Revolving Credit (and participations in any outstanding Letters of Credit) and Term Loan shall be as set forth on the attached schedule.

         The Assignor hereby instructs the Agent to make all payments from and including the Effective Date hereof in respect of the interest assigned hereby, directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, the Assignee will promptly remit the same to the Assignor.
         The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The Assignee acknowledges and agrees that it: (a) is legally authorized to enter into this Assignment Agreement; (b) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Percentages been granted and its loans been made directly by such Assignee to any of the Borrowers without the intervention of the Agent, the Assignor or any other Bank; and (c) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Bank, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Agent nor the Assignor has made any representations or warranties about the creditworthiness of any of the Borrowers or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents. This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.

         Assignee represents and warrants that it is a Person to which assignments are permitted pursuant to Section 14.8(c) of the Credit Agreement.

         Assignor represents and warrants, as of the Effective Date, that it is the legal and beneficial owner of the interest being assigned and delegated by it hereunder and that such interest is free and clear of any pledge, encumbrance or other adverse claim or interest created by Assignor.

         Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

         (a) the Assignee: (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, to have assumed all of the Assignor's obligations thereunder to the extent of the Assignee's Percentage referred to in the second paragraph of this Assignment Agreement, and to have all the rights and obligations of a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

         (b) the Assignor's obligations under the Credit Agreement and the other Loan Documents shall be reduced by the percentage assigned to Assignee referred to in the second paragraph of this Assignment Agreement.

         As used herein, the term "Effective Date" means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:
         (1) the delivery to the Agent of an original of this Assignment Agreement executed by the Assignor and the Assignee;

         (2) the payment to the Agent, of all accrued fees, expenses and other items for which reimbursement is then owing under the Credit Agreement;

         (3) the payment to the Agent of the $3,500 processing fee referred to in Section 13.4(d) (iii) of the Credit Agreement; and

         (4)      all other restrictions and items noted in Sections 14.8(c) and
                  (d) of the Credit Agreement have been completed.

         Following the execution and delivery of this Assignment Agreement by the Assignor and Assignee to the Agent, the Agent shall notify the Assignor and the Assignee, along with the Borrowers of the Effective Date.

         On the Effective Date the Assignee shall pay to the Assignor the amount agreed upon with respect to the outstanding principal amount of the outstanding Advances of the Revolving Credit and of the Term Loan owed to Assignor by Company under the Credit Agreement in respect of the interest being assigned hereby.

         The Assignee has delivered to the Agent (or is delivering to the Agent concurrently herewith) the tax forms referred to in Section 14.13 of the Credit Agreement, and other forms reasonably requested by the Agent. The Assignor has delivered to the Agent (or is delivering to Agent concurrently herewith), the original of each Note (if any issued) held by the Assignor under the Credit Agreement.

                                      * * *

                      Signatures follow on succeeding pages
         Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

                                            [ASSIGNOR]



                                            By:
                                               ---------------------------------


                                            Its:
                                                --------------------------------

                                            [ASSIGNEE]


                                            By:
                                               ---------------------------------


                                            Its:
                                                --------------------------------


ACCEPTED AND CONSENTED TO
this      day of        ,
     ----        ------- -------

COMERICA BANK, Agent


By:
   -------------------------------

Its:
    ------------------------------



MCE COMPANIES, INC.



By:
   -------------------------------

Its:
    ------------------------------


[This form of Assignment Agreement (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]

                                   EXHIBIT M

                          FORM OF BORROWING BASE REPORT



                                 [See Attached]

                                   EXHIBIT N

                                FORM OF GUARANTY


                                 [See Attached]

                                   EXHIBIT O

                     FORM OF REQUEST FOR TERM LOAN ADVANCE

                                   SCHEDULE 1

                                 PRICING MATRIX

      Basis for Pricing                   Level I                 Level II                 Level III                Level IV
===================================================================================================================================
Senior Debt to EBITDA Ratio        Less than 2.0 to 1.0        Greater than or          Greater than or          Greater than or
                                                                equal to 2.0            equal to 2.5 to             equal to
                                                                 to 1.0 and              1.0 and less              3.0 to 1.00
                                                                less than 2.5           than 3.0 to 1.0
                                                                   to 1.0
-----------------------------------------------------------------------------------------------------------------------------------
Revolving Credit:                        1.50%                    2.0%                     2.50%                     3.0%
   Eurodollar Margin
      Prime-based Margin                    0%                      0%                      .25%                     .50%
-----------------------------------------------------------------------------------------------------------------------------------
Term Loan:                                2.0%                   2.50%                      3.0%                    3.50%
   Eurodollar Margin
-----------------------------------------------------------------------------------------------------------------------------------
      Prime-Based Margin                    0%                    .25%                      .75%                    1.25%
=============================================================================================================----------------------
          Applicable L/C                 1.50%                    2.0%                     2.50%                     3.0%
          Fee Percentage
===================================================================================================================================
   Applicable Commitment                  .50%                    .50%                      .50%                     .50%
          Fee Percentage
===================================================================================================================================

                                   SCHEDULE 2

                           EXISTING LETTERS OF CREDIT


1. Letter of Credit issued for the account of KDI/Triangle Corporation in favor of 31 Forinella Drive Realty Associates, LLC in the stated amount of $150,000 with an expiry date of March 31, 2000.

2. Letter of Credit issued for the account of Weinschel Corporation in favor of Manekin - 270 Associates Limited Partnership in the stated amount of $14,559.94 with an expiry date of March 1, 2000.

                                   SCHEDULE 3


Telefonaktiebolaget LM Ericsson
Nokia Corporation
Robert Bosch GmbH
Siemens AG
FOREM S.p.a.

                                  SCHEDULE 3.11

                        FORM OF LETTER OF CREDIT ADDENDUM


         LETTER OF CREDIT ADDENDUM (the "Addendum") dated July 29, 1999, to the MCE Companies, Inc. Credit Agreement dated as of July 29, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement"), among MCE Companies, Inc., ("Company"), each of the financial institutions party thereto (collectively, the "Banks") and Comerica Bank, as Agent for the Banks.


                              W I T N E S S E T H:


         WHEREAS, the Credit Agreement provides in Article 3 thereof that the Agent may issue Letters of Credit for the account of an Account Party;

         WHEREAS, the Company has requested that the Agent issue for the account of the Company a Letter of Credit denominated in British Pounds Sterling ("Pounds Sterling"); and

         WHEREAS, the Agent is willing to issue such Letter of Credit, subject to the terms and conditions of the Credit Agreement except as specifically set forth herein.

         NOW, THEREFORE, the undersigned hereby agrees as follows:

         1. Subject to the terms and conditions of the Credit Agreement and this Addendum, Agent may through its Issuing Office, on or after the Effective Date, upon the written request of an Account Party accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Agent may reasonably require, issue a Letter of Credit denominated in Sterling (the "Foreign Currency L/C") for the account of such Account Party, in an initial face amount of Two Hundred Thousand Pounds Sterling ((pound)200,000). In the event of any conflict between this Addendum and the Credit Agreement, this Addendum shall control.

         2. Subject to the terms and conditions of the Credit Agreement and this Addendum, the Company may, upon written request to the Agent, request that the Foreign Currency L/C be reissued, extended or otherwise amended, such amendment, if approved by the Agent, to be effective on the last day of the fiscal quarter during which such request is received.

         3. The value in Dollars of the undrawn amount of the Foreign Currency L/C and of all Reimbursement Obligations in connection with the Foreign Currency L/C (the "Dollar Equivalent Amount"), for all purposes under the Credit Agreement, including but not limited to

Sections 2.7, 2.11, 2.12, 2.13, 3.2, 3.6 and 4.6, shall be the amount of Dollars that may be purchased with such amount of Pounds Sterling in the interbank foreign exchange market at the most favorable spot rate of exchange (including all related costs of conversion) applicable to the relevant transaction determined by the Agent to be available to it at or about 11:00 a.m. Detroit time on the date on which such calculation would be necessary for the delivery of Dollars at the applicable time.

         3. So long as no Default or Event of Default has occurred and is continuing, the Dollar Equivalent Amount of the Foreign Currency L/C shall be calculated as of the date of issuance of such Foreign Currency L/C, on each request for Advance or issuance of a Letter of Credit under the Credit Agreement and on the last day of each calendar quarter ending after the issuance of such foreign Currency L/C (after giving effect to any increase or decrease in the face amount thereof). Upon the occurrence and during the continuance of any Default or Event of Default, compliance with this Paragraph 3, shall be tested on a daily or other basis satisfactory to the Agent in its sole discretion.

         4. All payments by the Company in respect of the Foreign Currency L/C, other than Letter of Credit Fees pursuant to Sections 3.4 and 3.5 which shall be payable in Dollars, shall be payable in Pounds Sterling. The obligation of the Company and of any Account Party to make payments in respect of the Foreign Currency L/C in Pounds Sterling shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Banks of the full amount of Pounds Sterling expressed to be payable herein. The Agent shall, using all amounts obtained or received from the Company and/or the applicable Account Party pursuant to any such tender or recovery in payment of principal of and interest on the outstanding Advances, promptly purchase Pounds Sterling at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of the Company or the applicable Account Party to make payments in Pounds Sterling shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in Pounds Sterling the amount, if any, by which such actual receipt shall fall short of the full amount of Pounds Sterling expressed to be payable herein.

         5. Pursuant to Section 3.6 of the Credit Agreement, in the event that the Agent shall honor a draft or other demand for payment presented or made under the Foreign Currency L/C, and the Company or the applicable Account Party fails to reimburse the Agent for the amount of such draw as provided in paragraph 4 above and any expenses paid or incurred by the Agent relative thereto (the "Draw Amount"), then upon such payment by the Agent, the Company or the applicable Account Party shall be deemed on such day to have elected to substitute for its reimbursement obligation, a Prime-based Advance of the Revolving Credit in an amount equal to the Dollar Equivalent Amount of the Draw Amount for the account of the Banks, and each Bank shall make its Percentage of such Prime-based Advance available to the Agent available in Dollars and in immediately available funds at the principal office of the Agent for the Account of the Agent.

         6. Terms defined in the Credit Agreement and not otherwise defined herein shall have their defined meanings when used herein.

         IN WITNESS WHEREOF, the undersigned have caused this Letter of Credit Addendum to be executed and delivered by a duly authorized officer on the date first above written.


                                       COMERICA BANK, as Agent

                                       By:
                                          --------------------------------------
                                              Michael P. Stapleton

                                       Title: Vice President


                                       MCE COMPANIES, INC.

                                       By:
                                          --------------------------------------
                                              John L. Smucker

                                       Title: President

                                  SCHEDULE 7.4

                        EXCEPTIONS TO LITIGATION COVENANT

                                  SCHEDULE 7.5

                        ADDITIONAL PERMITTED ENCUMBRANCES

                                  SCHEDULE 7.10

                       SUBSIDIARIES (DOMESTIC AND FOREIGN)

                                  SCHEDULE 7.11

                   EXCEPTIONS TO COMPLIANCE WITH LAW COVENANT

                                  SCHEDULE 7.16

                              EXISTING INDEBTEDNESS

                                  SCHEDULE 7.18

                                 CAPITALIZATION
                       (For Company and all Subsidiaries)

                                                                   NO. ISSUED AND
                                           NO.                       OUTSTANDING
            NAME                       AUTHORIZED                      SHARES                        HELD BY
                                         SHARES
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT



         This Amendment No. 1 to Credit Agreement ("Amendment") dated as of September 30, 1999 by and among the lenders signatories hereto ("Banks"), Comerica Bank as agent for the Banks (in such capacity, "Agent"), and MCE Companies, Inc., a Michigan corporation ("Company").

                                    RECITALS
         A. Company and Banks entered into that certain Credit Agreement dated as of July 29, 1999 ("Agreement").

         B.       The parties desire to amend the Agreement.

         NOW, THEREFORE, the parties agree that the Agreement is amended as follows:

         1. The definition of "EBITDA Adjustment" set forth in Section 1 of the Agreement is amended to read as follows:

                  "EBITDA Adjustment" shall mean (i) if the date of determination is September 30, 1999, that portion of actual Consolidated EBITDA attributable to MCE Europe, Inc. divided by 2 then multiplied by 10, (ii) if the date of determination is December 31, 1999, that portion of actual Consolidated EBITDA attributable to MCE Europe, Inc. divided by 5 then multiplied by 7, (iii) if the date of determination is March 31, 2000, that portion of actual Consolidated EBITDA attributable to MCE Europe, Inc. divided by 8 then multiplied by 4, (iv) if the date of determination is June 30, 2000, that portion of actual Consolidated EBITDA attributable to MCE Europe, Inc. divided by 11 then multiplied by 1 and (v) if the date of determination is after June 30, 2000, $ 0."

         2. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's powers, have been duly authorized, are not in contravention of law or the terms of the Company's Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of Company set forth in Sections 7.1 through 7.6 and 7.8 through 7.22 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the representations and warranties of Company set forth in Section
7.7 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the representations and warranties of Company set forth in Section
7.7 of
the Agreement are true and correct in all material respects as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 8.1 of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

         3. This Amendment may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK, as Agent              MCE COMPANIES, INC.



By: /s/ Scottie S. Knight            By:      /s/ John L. Smucker
   ---------------------------                ----------------------------------
                                              John L. Smucker

Its: Vice President                  Its: President
    --------------------------




BANKS:                               COMERICA BANK



                                     By: /s/ Scottie S. Knight
                                        ----------------------------------------

                                     Its: Vice President
                                         ---------------------------------------


                                     NATIONAL CITY BANK OF
                                     MICHIGAN/ILLINOIS


                                     By:  /s/ Horst Sheriff
                                        ----------------------------------------

                                     Its: Vice President
                                         ---------------------------------------

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT



         This Amendment No. 2 to Credit Agreement ("Amendment") dated as of December 31, 1999 by and among the lenders signatories hereto ("Banks"), Comerica Bank as agent for the Banks (in such capacity, "Agent"), and MCE Companies, Inc., a Michigan corporation ("Company").

                                                     RECITALS
         A. Company and Banks entered into that certain Credit Agreement dated as of July 29, 1999, as amended by Amendment No. 1 to Credit Agreement dated as of September 30, 1999 ("Agreement").

         B.       The parties desire to further amend the Agreement.

         NOW, THEREFORE, the parties agree that the Agreement is amended as follows:

         1. Section 1 of the Agreement is amended to add the following definition of "Breakeven Adjustment" in alphabetical order and to amend the definition of Consolidated EBITDA in its enitrety as follows:

                  "Breakeven Adjustment" shall mean (i) if the date of determination is December 31, 1999, $1,000,000, (ii) if the date of determination is March 31, 2000, $1,000,000, (iii) if the date of determination is June 30, 2000, $1,000,000, (iv) if the date of determination is September 30, 2000, $500,000 and (v) if the date of determination is after September 30, 2000, $0.

                   "Consolidated EBITDA" shall mean for any period of determination, Consolidated Net Income for such period, less the aggregate amounts included in determining Consolidated Net Income for extraordinary gains during such period, plus the aggregate amounts deducted in determining Consolidated Net Income in respect of (a) income taxes for such period, (b) interest expense for such period, (c) depreciation and amortization expense and other non-cash charges for such period, and (d) extraordinary losses for such period, in each case determined on a Consolidated basis in accordance with GAAP, plus the EBITDA Adjustment, plus the Breakeven Adjustment."

         2. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's powers, have been duly authorized, are not in contravention of law or the terms of the Company's Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of Company set forth in Sections 7.1 through
7.6 and 7.8 through 7.22 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the representations and warranties of Company set forth in Section 7.7 of the Agreement are true and correct in all material respects as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 8.1 of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

         3. This Amendment may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  WITNESS the due execution hereof as of the day and year first above written.



COMERICA BANK, as Agent                  MCE COMPANIES, INC.


By:   /s/ Scottie S. Knight                   By:   /s/ John L. Smucker
      -----------------------                       -----------------------
      Scottie S. Knight                             John L. Smucker

Its: Vice President                           Its: President



BANKS:                                        COMERICA BANK



                                              By:   /s/ Scottie S. Knight
                                                    ---------------------------

                                              Its:  Vice President
                                                    ---------------------------


                                               NATIONAL CITY BANK OF
                                               MICHIGAN/ILLINOIS


                                               By:  /s/ Horst Sheriff
                                                    ---------------------------

                                               Its: Vice President
                                                    ---------------------------